UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ X ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

MTM TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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MTM TECHNOLOGIES, INC.
1200 High Ridge Road
Stamford, Connecticut 06905

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 20, 2007

To the Shareholders of MTM Technologies, Inc.:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of MTM Technologies, Inc. (the “Company”).  Our Annual Meeting will be held on Tuesday, November 20, 2007 at The Stamford Marriott Hotel and Spa, located at 243 Tresser Boulevard, Stamford, CT 06901, commencing at 9:00 a.m. Eastern Time for the following purposes:

1.
To elect six persons to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To approve an increase in the number of shares reserved for issuance under the Company’s 2004 Equity Incentive Plan from 4,000,000 shares to 6,000,000 shares;

3.	To adopt an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 80,000,000 shares to 150,000,000 shares;

4.
To adopt an amendment to our Certificate of Incorporation increasing the number of authorized shares of preferred stock from 40,000,000 shares to 48,000,000 shares and to designate such additional 8,000,000 shares of preferred stock as “blank check” preferred stock thereby increasing the number of shares of “blank check” preferred stock from 700,000 shares to 8,700,000 shares;

5.	To ratify the appointment of Goldstein Golub Kessler LLP, as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

6.	To consider and act upon any other matters that may properly come before the Annual Meeting. The Board of Directors is not presently aware of any such matters.

Only shareholders of record as of the close of business on September 23, 2007 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.  A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any shareholder.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice, to which your attention is directed.

By Order of the Board of Directors,

J.W. Braukman III Chief Financial Officer and Secretary

Stamford, Connecticut
October [     ], 2007

Whether or not you attend the meeting, each shareholder is urged to complete, date, sign and return the accompanying proxy card to assure that the shareholder’s vote will be counted.

MTM TECHNOLOGIES, INC.
1200 High Ridge Road
Stamford, Connecticut 06905

PROXY STATEMENT

Introductory Comment

Throughout this Proxy Statement, the terms “we,” “us,” “our”, “our company” and “the Company”, refer to MTM Technologies, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and “you” and “your” refers to the individual shareholders of our company.

“Pequot Fund” refers to Pequot Private Equity Fund III, L.P.; “Pequot Partners” refers to Pequot Offshore Private Equity Partners III, L.P., and collectively with Pequot Fund, “Pequot,” “Constellation Venture” refers to Constellation Venture Capital II, L.P., “Constellation Offshore” refers to Constellation Venture Capital Offshore II, L.P., “BSC” refers to The BSC Employee Fund VI, L.P., “CVC” refers to CVC II Partners, LLC, and collectively with Constellation Venture, Constellation Offshore and BSC, “Constellation.”

INFORMATION ABOUT THE ANNUAL MEETING

Location of the Annual Meeting and Shareholders Entitled to Vote

The 2007 Annual Meeting of Shareholders of the Company will be held at The Stamford Marriott Hotel and Spa, located at 243 Tresser Boulevard, Stamford, CT 06901, on Tuesday, November 20, 2007, commencing at 9:00 a.m. Eastern time.

All of our shareholders of record as of the close of business on September 23, 2007, are entitled to attend and vote at the Annual Meeting.

Information About This Proxy Statement

We sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting.  This Proxy Statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

We began mailing these proxy materials on or about October [  ], 2007 to all shareholders of record as of the close of business on September 23, 2007.

 In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication.  We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding proxy materials to beneficial owners and obtaining their voting instructions.

Information About Voting

You can vote on matters coming before the Annual Meeting by proxy or in person.

If you choose to vote by proxy, you can do so by completing, signing, dating and returning the enclosed Proxy Card.  If you do this, the individuals named on the Proxy Card will be your proxies and they will vote your shares in the manner you indicate.  If you do not indicate instructions on the Proxy Card but sign, date and return it, the proxies will vote your shares FOR Proposals Numbered 1 through 5 and according to the recommendations of the Company’s Board of Directors on any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Our Board of Directors anticipates that all of the nominees listed in this Proxy Statement will be available for election and does not know of any other matters that may be brought before the Annual Meeting.  If any other matters should come before the Annual Meeting or any of the nominees for the Board of Directors is not available for election, the proxies will have discretionary authority to vote in accordance with their best judgment on such matters unless the Proxy Card is marked to the contrary.

You may attend the Annual Meeting and cast your votes directly at the Annual Meeting.  You may do this even if you have signed and returned the enclosed Proxy Card, provided that you revoke the proxy.  You may revoke the proxy at any time before it is voted by:

•	sending a written notice of revocation addressed to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905,

•	delivering a later dated proxy, or

•	voting in person at the Annual Meeting.

If you want to vote at the Annual Meeting, but your shares are held in the name of a broker or other nominee, you should obtain a proxy from your broker or nominee naming you as its proxy in order to vote your shares.

Information About Votes Necessary for Action to be Taken

Our Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and Series A-8 Preferred Stock (collectively referred to as the “Series A Preferred Stock”) and Common Stock are the only classes of our voting securities presently outstanding.

The Series A Preferred Stock votes on an as converted basis, such that each share of Series A Preferred Stock is entitled to that number of votes as equals the number of shares of common stock that the holder of such share of Series A Preferred Stock would receive upon conversion of the share of Series A Preferred Stock, provided that (i) for the Series A-1, A-2, and A-3 shares, such number of votes shall not exceed such number of shares of common stock which would be received based on a conversion price of $1.45 per preferred share, (ii) the Series

A-4, A-5, A-6, and A-7 shares shall not exceed one vote per share, and (iii) the Series A-8 Preferred Stock, shall be one vote per each share of Common Stock into which the shares of Series A-8 Preferred Stock held by such Holder would be converted if the Series A-8 Conversion Price were $1.177 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

We had 28,711,272 shares of Series A Preferred Stock and 13,271,665 shares of our common stock outstanding as of the Record Date for the Annual Meeting.  For voting purposes, the 28,711,272 shares of Series A Preferred Stock would convert into 32,238,693 shares of common stock.  Each share of Series A Preferred Stock as so converted, together with our common stock, is hereinafter collectively referred to as our “Voting Stock.”  Each share of Voting Stock is entitled to one vote at the Annual Meeting.  The presence at the Annual Meeting, either in person or by proxy, of holders of at least a majority of our Voting Stock that is outstanding as of the close of business on the record date is necessary to have a quorum which allows us to conduct business at the Annual Meeting.

The election of directors is by a plurality of votes cast.  Since the shareholders will be entitled to vote for up to six individuals for election to our Board of Directors, the six candidates with the most votes will be the individuals elected at the Annual Meeting to our Board of Directors.

Proxies marked “abstain” with respect to proposals and proxies marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum.  In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Our Series A Preferred Stock and Common Stock are the only classes of our voting securities presently outstanding.

The following table sets forth as of the Record Date the beneficial ownership of the following persons:

•	each person known by us to beneficially own 5% or more of our Series A Preferred Stock and/or our common stock, based on filings with the SEC and certain other information;.

•	each of our “named executive officers” and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Our “named executive officers,” in accordance with SEC rules, are those executive officers who are required to be listed pursuant to Item 402(a)(3) of Regulation S-K. Except as otherwise indicated in the notes to the Beneficial Ownership Table, we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and the address for each beneficial owner listed in the table, except where otherwise noted, is MTM Technologies, Inc., 1200 High Ridge Road, Stamford, Connecticut 06905.

Series A Preferred Stock	Common Stock
Name of Shareholder	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares

Pequot Capital Management, Inc. (1)	22,331,343	(2)	77.8	32,274,803	(3)	70.9
Gerald A. Poch (4)	22,331,343	(5)	77.8	32,334,803	(6)	71.0
Constellation Group (7)	6,379,929	(8)	22.2	8,550,917	(9)	39.2
Clifford Rucker (10)	0		0.0	3,377,566		25.4
Howard A. Pavony	0		0.0	795,656	(11)	6.0
Steven H. Rothman	0		0.0	897,303	(12)	6.7
Arnold Wasserman	0		0.0	145,750	(13)	1.1
William Lerner	0		0.0	112,250	(14)	0.8
Alvin E. Nashman	0		0.0	112,250	(15)	0.8
Steven Stringer	0		0.0	220,558	(16)	1.6
J.W. Braukman III	0		0.0	71,250	(17)	0.5
Richard R. Heitzmann (18)	0	(19)	0.0	0	(20)	0.0
Thomas Wasserman (21)	0	(22)	0.0	0	(23)	0.0
All directors and executive officers as a group (persons)	28,711,272	(24)	100.0	41,547,778	(25)	76.0

_______________
(1)
According to a Schedule 13D/A filed with the SEC on February 4, 2004, as amended, Pequot Capital Management, Inc. ("Pequot Capital") is the investment advisor/manager for both the Pequot Fund and Pequot Partners and holds voting and dispositive power over all shares held by such entities. Arthur J. Samberg is the executive officer, director and controlling shareholder of Pequot Capital. Gerald A. Poch, the chairman of our Board of Directors since May 21, 2004, and Richard R. Heitzmann, one of our directors since May 21, 2004, are each employees of Pequot Capital and, along with Mr. Samberg, disclaim beneficial ownership of these securities except to the extent of their pecuniary interest.  The address for Pequot Capital, as well as the Pequot Fund and Pequot Partners is 500 Nyala Farm Road, Westport, Connecticut 06880.

(2)
Represents (a) 3,026,611 shares of Series A-1 Preferred Stock owned of record by the Pequot Fund, (b) 426,653 shares of Series A-1 Preferred Stock owned of record by Pequot Partners, (c) 1,859,203 shares of Series A-2 Preferred Stock owned of record by the Pequot Fund, (d) 262,087 shares of Series A-2 Preferred Stock owned of record by Pequot Partners, (e) 1,787,696 shares of Series A-3 Preferred Stock owned of record by Pequot Fund, (f) 252,006 shares of Series A-3 Preferred Stock owned of record by Pequot Partners, (g) 4,741,606 shares of Series A-4 Preferred Stock owned of record by Pequot Fund, (h) 668,411 shares of Series A-4 Preferred Stock owned of record by Pequot Partners, (i) 2,431,267 shares of Series A-5 Preferred Stock owned of record by Pequot Fund, (j) 342,728 shares of Series A-5 Preferred Stock owned of record by Pequot Partners, (k) 1,784,918 shares of Series A-6 Preferred Stock owned of record by Pequot Fund, (l) 251,615 shares of Series A-6 Preferred Stock owned of record by Pequot Partners, (m) 3,289,425 shares of Series A-7 Preferred Stock owned of record by Pequot Fund, (n) 463,702 shares of Series A-7 Preferred Stock owned of record by Pequot Partners, (o) 651,566 shares of Series A-8 Preferred Stock owned of record by Pequot Fund, (p) 91,849 shares of Series A-8 Preferred Stock owned of record by Pequot Partners. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after May 21, 2007. Accrual of dividends on the Series A Preferred Stock commenced on May 21, 2006.

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(3)
Represents (a) the maximum 26,980,659 shares of our common stock issuable upon conversion of all of the Series A Preferred Stock currently owned of record by Pequot Fund and Pequot Partners, as discussed in note (2) to this Beneficial Ownership Table, which shares are convertible within the 60 days following the date of the Beneficial Ownership Table, (b) 4,640,049 shares of our common stock issuable upon exercise of warrants held of record by the Pequot Fund, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table, (c) 654,095 shares of our common stock issuable upon exercise of warrants held of record by Pequot Partners, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table. The numbers of shares of our common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants which the Pequot Fund and Pequot Partners own of record are subject to anti-dilution adjustment. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after May 21, 2007. Accrual of dividends on the Series A Preferred Stock commenced May 21, 2006.

(4)	The address for Mr. Poch is c/o Pequot Capital Management, Inc., 500 Nyala Farm Road, Westport, Connecticut 06880.
(5)
Includes the shares of Series A Preferred Stock beneficially owned by Pequot Capital Management, Inc. (see note (2) to this Beneficial Ownership Table), of which Mr. Poch is a Managing Director. Mr. Poch disclaims beneficial ownership to the Series A Preferred Stock beneficially owned by Pequot Capital Management, Inc., except to the extent of his pecuniary interest therein.

(6)
Represents 60,000 shares of our common stock held by Mr. Poch in his personal account plus the 32,274,803 shares of our common stock beneficially owned by Pequot Capital (see note (3) to this Beneficial Ownership Table), of which Mr. Poch is a Managing Director. Mr. Poch disclaims beneficial ownership to our common stock beneficially owned by Pequot Capital Management, Inc., except to the extent of his pecuniary interest therein.

(7)
According to Amendment No. 4 to Schedule 13D filed with the SEC on January 19, 2007 and information provided to us by Constellation, The Bear Stearns Companies Inc. (“BSCI”) is the sole managing member of Constellation Ventures Management II, LLC (“Management”) and the sole stockholder of Bear Stearns Asset Management Inc. (“BSAM”). Management is the sole managing general partner of BSC, the sole general partner of Constellation Venture and the sole general partner of Constellation Offshore . Mr. Clifford H. Friedman, who served on our board of directors from December 7, 2004 to August 9, 2005, is a member of Management and a senior managing director of BSAM. Mr. Thomas Wasserman, who has served as our director since August 9, 2005, is an employee of BSAM. BSAM is the sole managing member of CVC and investment adviser to BSC, Constellation Ventures, Constellation Offshore and CVC. Management, BSAM and Mr. Friedman share investment and voting control of shares beneficially owned by BSC, Constellation Ventures and Constellation Offshore. BSAM exercises sole investment and voting control of shares beneficially owned by CVC. BSCI, Management, BSAM and Mr. Friedman disclaim beneficial ownership over the shares held by BSC, Constellation Ventures, Constellation Offshore and CVC except to the extent of their pecuniary interests therein. The address for each entity and person in the Constellation Group is 383 Madison Avenue, New York, New York 10179.

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(8)
Represents (a) 1,018,292 shares of Series A-3 Preferred Stock owned of record by Constellation Venture, (b) 541,887 shares of Series A-3 Preferred Stock owned of record by Constellation Offshore, (c) 454,094 shares of Series A-3 Preferred Stock owned of record by BSC, (d) 25,428 shares of Series A-3 Preferred Stock owned of record by CVC, (e) 1,453,646 shares of Series A-4 Preferred Stock owned of record by Constellation Venture, (f) 773,562 shares of Series A-4 Preferred Stock owned of record by Constellation Offshore, (g) 648,234 shares of Series A-4 Preferred Stock owned of record by BSC, (h) 36,299 shares of Series A-4 Preferred Stock owned of record by CVC, (i) 244,389 shares of Series A-5 Preferred Stock owned of record by Constellation Venture (j) 130,052 shares of Series A-5 Preferred Stock owned of record by Constellation Offshore, (k) 108,981 shares of Series A-5 Preferred Stock owned of record by BSC, (l) 6,102 shares of Series A-5 Preferred Stock owned of record by CVC, (m) 260,575 shares of Series A-6 Preferred Stock owned of record by Constellation Venture, (n) 138,666 shares of Series A-6 Preferred Stock owned of record by Constellation Offshore, (o) 116,200 shares of Series A-6 Preferred Stock owned of record by BSC, (p) 6,507 shares of Series A-6 Preferred Stock owned of record by CVC, (q) 208,189 shares of Series A-7 Preferred Stock owned of record by Constellation Venture, (r) 110,788 shares of Series A-7 Preferred Stock owned of record by Constellation Offshore, (s) 92,839 shares of Series A-7 Preferred Stock owned of record by BSC, and (t) 5,199 shares of Series A-7 Preferred Stock owned of record by CVC. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after May 21, 2007. Accrual of dividends on the Series A Preferred Stock commenced May 21, 2006.

(9)
Represents (a) the maximum 7,278,968 shares of our common stock issuable upon conversion of all of the Series A Preferred Stock currently owned of record by the Constellation Group, as discussed in note (8) to this Beneficial Ownership Table, which shares are convertible within the 60 days following the date of the Beneficial Ownership Table, (b) 635,002 shares of our common stock issuable upon exercise of warrants held of record by Constellation Venture, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table, (c) 337,918 shares of our common stock issuable upon exercise of warrants held of record by Constellation Offshore, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table, (d) 283,171 shares of our common stock issuable upon exercise of warrants held of record by BSC, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table, and (e) 15,858 shares of our common stock issuable upon exercise of warrants held of record by CVC, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table. The numbers of shares of our common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants which the Constellation Group owns of record are subject to anti-dilution adjustment. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after May 21, 2007. Accrual of dividends on the Series A Preferred Stock commenced May 21, 2006.

(10)	The address for Mr. Rucker is c/o Pappas and Lenzo, 114 Union Wharf, Boston, MA 02109.
(11)	Included 5,200 shares of our common stock issuable upon exercise of options granted to Mr. Pavony, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.
(12)
Includes 109,200 shares of our common stock issuable upon exercise of options granted to Mr. Rothman, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table. Does not include 4,000 shares of our common stock issuable upon exercise of options, which shares are not exercisable within the 60 days following the date of this Beneficial Ownership table nor does it include 2,000 restricted share units which do not vest within the 60 days following the date of this Beneficial Ownership table, or 1,125 shares of our common stock held by Mr. Rothman’s spouse.

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(13)	Includes 108,000 shares of our common stock issuable upon exercise of options granted to Mr. Wasserman, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.
(14)	Includes 85,500 shares of our common stock issuable upon exercise of options granted to Mr. Lerner, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.
(15)	Includes 85,500 shares of our common stock issuable upon exercise of options granted to Dr. Nashman, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.
(16)
Represents 220,558 shares of our common stock issuable upon exercise of options granted to Mr. Stringer, which are exercisable within 60 days following the date of this Beneficial Ownership Table. Does not include 148,642 shares of our common stock issuable upon exercise of options, which are not exercisable within the 60 days following the date of this Beneficial Ownership Table nor does it include 60,900 restricted stock units which do not vest within the 60 days following the date of the Beneficial Ownership Table.

(17)
Represents 62,500 shares of our common stock issuable upon exercise of options granted to Mr. Braukman and 8,750 shares of our common stock issuable upon vesting of restricted stock units granted to Mr. Braukman, which are exercisable in the case of options or vest in the case of restricted stock units within 60 days following the date of this Beneficial Ownership Table. Does not include 187,500 shares of our common stock issuable upon exercise of options granted to Mr. Braukman, which are not exercisable within 60 days following the date of the Beneficial Ownership Table nor does it include 26,250 units which do not vest within 60 days following the date of the Benefit Ownership Table.

(18)	The address for Mr. Heitzmann is c/o Pequot Capital Management, Inc., 500 Nyala Farm Road, Westport, Connecticut 06880.
(19)
Does not include the shares of Series A Preferred Stock beneficially owned by Pequot Capital (see note (2) to this Beneficial Ownership Table), of which Mr. Heitzmann is a Senior Vice President. Mr. Heitzmann does not have voting power nor investment power with respect to the Series A Preferred Stock beneficially owned by Pequot Capital.

(20)
Does not include the shares of our common stock beneficially owned by Pequot Capital (see note (3) to this Beneficial Ownership Table), of which Mr. Heitzmann is a Senior Vice President. Mr. Heitzmann does not have voting power nor investment power with respect to our common stock beneficially owned by Pequot Capital.

(21)	The address for Mr. Wasserman is c/o Bear Stearns Asset Management Inc., 383 Madison Avenue, New York, New York 10179.
(22)
Does not include the shares of our Series A Preferred Stock beneficially owned by Constellation Venture, Constellation Offshore, BSC and CVC (see note (8) to this Beneficial Ownership Table). Mr. Wasserman is a Vice President of Constellation Ventures. Mr. Wasserman does not have voting power nor investment power with respect to the Series A Preferred Stock beneficially owned by Constellation Venture, Constellation Offshore, BSC or CVC.

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(23)
Does not include the shares of our common stock beneficially owned by Constellation Venture, Constellation Offshore, BSC and CVC (see note (9) to this Beneficial Ownership Table). Mr. Wasserman is a Vice President of Constellation Ventures. Mr. Wasserman does not have voting power nor investment power with respect to the common stock beneficially owned by Constellation Venture, Constellation Offshore, BSC or CVC.

(24)	Includes those Series A Preferred Stock beneficially owned by our current executives officers and directors, as set forth in notes to this Beneficial Ownership Table.
(25)	Includes those common shares beneficially owned by our current executives officers and directors, as set forth in notes to this Beneficial Ownership Table.

Restated Shareholders’ Agreement

On August 1, 2005 we entered into an Amended and Restated Shareholders’ Agreement (as amended, the “Restated Shareholders Agreement”) with Pequot, Constellation, Howard A. Pavony and Steven H. Rothman. The Restated Shareholders Agreement reflected certain amendments to the original Shareholders’ Agreement entered into by the parties on May 21, 2004, as a condition to the consummation of our sale to the Pequot Fund and Pequot Partners of our Series A-1 Preferred Stock.

The Restated Shareholders Agreement provides that parties agree to vote, or cause to be voted, all securities of the Company owned by such party or over which such party has voting control so that the number of directors will consist of: (i) the Company’s CEO; (ii) two directors designated by Pequot Capital, or its assignee; (iii) one director designated by Constellation or its assignee; (iv) Mr. Rothman; (v) three “independent” directors, within the meaning of “independent” under the current rules of NASDAQ, selected by the Company’s nominating and corporate governance committee; and (vi) two additional independent directors to be selected by the CEO and reasonably acceptable to the Company’s nominating and corporate governance committee. Under certain circumstances where Pequot holds less than 25% of the securities Pequot purchased pursuant to the Purchase Agreement, the right to designate two directors in (ii) above will be reduced to one director and the above voting provisions will be adjusted in the manner described in the Restated Shareholders’ Agreement. On July 7, 2006, in connection with the termination of his employment with the Company, Mr. Rothman waived the obligation that Pequot and Constellation vote in favor of his appointment as a director and Mr. Rothman did not stand for reelection to the Board of Directors at the Company’s 2006 Annual Meeting of Shareholders.

The obligation of the parties under the Restated Shareholders’ Agreement will expire upon the earliest to occur of (i) the completion of any voluntary or involuntary liquidation or dissolution of the Company, (ii) the sale of all or substantially all of the Company’s assets or of a majority of the outstanding equity of the Company to any person that is not a party to the Restated Shareholders’ Agreement, or (iii) December 10, 2009. Messrs. Rothman and Pavony’s obligation to vote for (i) two directors designated by Pequot Capital, and (ii) one director designated by Constellation or its assignee, shall terminate if (a) Pequot or their assignees own less than 10% of the outstanding Series A Preferred Stock (or shares of our common stock issuable upon conversion thereof) issued to Pequot, (b) Constellation or its assignees own less than 10% of the Series A-3 Preferred Stock (or shares of our common stock issuable upon conversion thereof) issued to Constellation, or (c) any other shareholders that are introduced to the Company by Pequot own less than 10% of the shares acquired by such shareholders from the Company in a transaction not including a public offering or (ii) if Messrs. Pavony and Rothman individually own less than 10% of the number of shares of common stock owned by such person on December 10, 2004.

The Restated Shareholders Agreement also contains provisions (i) restricting the transfer of any securities by shareholders party to the Restated Shareholders Agreement in certain circumstances and (ii) granting the Investors certain rights of first refusal and tag-along rights with respect to any dispositions by Messrs. Pavony and Rothman of their shares of common stock.

Information Concerning Our Directors and Executive Officers

Set forth below is a brief description of the background of each of our directors-nominees and current executive officers, based on information provided to us by them as of September 23, 2007.

Name	Age	Principal Positions and Offices with our Company	Director Since
Gerald A. Poch	60	Non-executive Chairman of the Board of Directors	2004
Richard R. Heitzmann	35	Director	2004
William Lerner	72	Director	1995
Alvin E. Nashman	80	Director	1998
Arnold J. Wasserman	69	Director	1998
Thomas Wasserman	33	Director	2005
Steven Stringer	53	President and Chief Operating Officer	N/A
J.W. Braukman III	54	Senior Vice President and Chief Financial Officer	N/A

Gerald A. Poch has served as Managing Director of Pequot Capital Management, Inc., the investment manager/advisor for Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III L.P., since 1999. Mr. Poch also served as a Managing General Partner of both Pequot Fund and Pequot Partners. From August 1998 through January 2000, he was a principal of Pequot Capital Management, Inc. and co-leader of Pequot Fund’s and Pequot Partners’ venture capital team. From August 1996 to June 1998 he was the Chairman, President and Chief Executive Officer of GE Capital Information Technology Solutions, Inc., a technology solutions provider. Prior to that, he was a founder, and served as Co-Chairman and Co-President, of AmeriData Technologies, Inc., a value-added reseller and systems integrator of hardware and software systems. Mr. Poch is also Non-executive Chairman and a director of Andrew Corporation, a publicly-traded company. In addition, Mr. Poch is a director of a number of private companies.

Richard R. Heitzmann has served as a Senior Vice President at Pequot Capital Management, Inc., focusing on software and services investments, since January 2004. From June 2003 to January 2004, Mr. Heitzmann was Vice President of Corporate Development with First Advantage Corp., a public company involved in the risk mitigation industry. From November 2001 to June 2003, Mr. Heitzmann was the Senior Vice President of Corporate Development and a member of the board of directors of US Search.Com, Inc. From August 1999 to November 2001, Mr. Heitzmann served as a Vice President of Pequot Capital Management, Inc. Mr. Heitzmann served as an executive with Nationsbanc Montgomery Securities in its private equity group from July 1998 to August 1998 and with Booz-Allen and Hamilton in its Financial Services and Healthcare Group from September 1997 to December 1997. Mr. Heitzmann was a financial analyst and associate at Houlihan Lokey Howard and Zukin from July 1994 to September 1997. Mr. Heitzmann is also a director of a number of private companies.

William Lerner has served as chairman of our Corporate Governance and Nominating Committee since November 2003. Mr. Lerner has been engaged in the private practice of corporate and securities law in New York since 1961 and in Pennsylvania since 1990. Mr. Lerner is a director/trustee of the Reich & Tang Family of Money Market Mutual Funds including The Daily Income Fund, and several state tax free money market funds including California, Connecticut, New Jersey and New York, and a director of Coach Industries, Group, Inc. a public company engaged in providing specialized business services to companies in the Courier, Limousine and Transportation industries that utilize independent contractors in the performance of their services.

Alvin E. Nashman has been an independent consultant in the field of computer service for the past ten years. Dr. Nashman is a director of Freedom Bank of Virginia.

Arnold J. Wasserman has served as chairman of our Audit Committee since March 1999 and Standing Committee of Independent Directors since September 2004. Mr. Wasserman has been a principal of Panda Financial Associates, Inc., a leasing/consulting firm, for the past 35 years. He is a director of Stratasys, Inc., a NASDAQ National Market listed company which manufactures rapid prototyping systems and materials, and serves as chairman of its audit committee.

Thomas Wasserman has served as a Vice President with Constellation Ventures since June of 2001. From March of 2000 to June of 2001, he served as a senior manager of corporate development for 360Networks, a global telecommunications service provider. Earlier, Mr. Wasserman worked at Charterhouse Group International, a private equity firm, and at the investment banking firm of Donaldson, Lufkin and Jenrette. Mr. Wasserman is a director of Broadband National, a private company.

Steven Stringer has served as our President since June 2005 and as our Chief Operating Officer since October 1, 2004. From June through September 2004 he was employed by Pequot as a consultant and was made available by Pequot to us to assist with the selection, evaluation and integration of acquisitions. From January 2002 through May 2004, Mr. Stringer pursued private investment opportunities. Prior to that time he served in a number of senior executive roles with Rhythms NetConnections Inc. (“Rhythms”), including as Chief Executive Officer and President from July through December 2001, Chief Executive Officer, President and Chief Operating Officer from April through July 2001, and President and Chief Operating Officer from April 1999 through March 2001. Rhythms was a national provider of digital subscriber line services and operated one of the largest DSL networks in the United States, serving 60 major markets with 67,000 digital subscriber lines in service.

J.W. (Jay) Braukman III has served as a Senior Vice President, as well as our Chief Financial Officer, since September 2006. Mr. Braukman’s experience includes 23 years with The General Electric Company (“GE”), where he held numerous executive positions, including Chief Financial Officer of several divisions. In addition to his experience at GE, Mr. Braukman most recently served from 2005 until 2006 as Chief Financial Officer of Cleartel Communications, Inc., a CLEC. His prior experience also includes serving from 2004 until 2005 as Chief Financial Officer of Chiquita Brands International, Inc., a publicly traded company in the New York Stock Exchange, as Chief Operating Officer from 2002 until 2004 of ITC^Deltacom, Inc., a publicly held company, and as Chief Financial Officer from 2000 until 2001 of Rhythms, a publicly traded company in the NASDAQ stock market.

Under the terms of the Restated Shareholders Agreement, each of Mr. Poch and Mr. Heitzmann are directors designated by Pequot Capital Management, Inc. and Mr. T. Wasserman is a director designated by Constellation. See “Security Ownership of Certain Beneficial Owners and Management—Restated Shareholders’ Agreement” above.

Director Independence

Our Independent Directors Committee, which consists only of directors who are neither members of the management nor associated with Pequot or Constellation (or other similar investors) considers, reviews and provides guidance and oversight regarding transactions or other situations in which other board members, who are either members of management or employees of Pequot or Constellation (or other similar investors), have interests that may be in addition to, or different from, the interests of the shareholders in general. Additionally, we have adopted a Code of Business Conduct and Ethics which mandates that directors, officers and employees of the Company must avoid any conflicts of interest between their personal interests and the Company’s interests. Other than as set forth above, our Board does not have a specific policy regarding review of transactions involving directors, management or other related parties. However, we discourage such transactions and have historically limited the approval of such transactions to specific and rare instances with the full disclosure to, and approval of, the disinterested members of our board.

Committees of our Board of Directors

Our Board of Directors currently has four standing committees, consisting of an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and an Independent Directors Committee.

Audit Committee

Our Audit Committee currently is composed of William Lerner, Alvin E. Nashman and Arnold J. Wasserman, with Mr. Wasserman serving as its chairman. We believe that each of these committee members is “independent,” within the meaning of such term under applicable law and the Marketplace Rules of The NASDAQ Stock Market, Inc. Our Board of Directors has determined that Mr. Wasserman is an “audit committee financial expert,” as such term is defined by the SEC. The Audit Committee is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our independent auditors. Its duties include:

•	selecting and retaining the independent auditors, as well as ascertaining the auditors’ independence;

•	reviewing the scope of the audits to be conducted, as well as the results of their audits;

•	approving non-audit services provided to our Company by the independent auditors;

•	reviewing the organization and scope of our internal system of audit, financial and disclosure controls;

•	appraising our financial reporting activities, including our Annual Report on Form 10-K, and the accounting standards and principles followed; and

•	conducting other reviews relating to compliance by employees with our internal policies and applicable laws.

Our Board of Directors adopted a charter for its Audit Committee in 2001. We amended the Audit Committee Charter in June 2003 in order to comply with rules mandated by the SEC. The Audit Committee charter is posted on the Company’s website at  http://www.mtm.com/InvestorRelations/AuditCommitteeCharter.asp.

Compensation Committee

Our Compensation Committee currently is composed of Richard Heitzmann, William Lerner and Alvin E. Nashman, each of whom is an "independent" director, within the meaning of the meaning of the current NASDAQ rules, with Mr. Heitzmann serving as its chairman. The duties of our Compensation Committee include recommending to the full Board of Directors remuneration to be paid our executive officers, determining the number of and conditions related to the exercise of options and other equity incentives granted pursuant to our various stock plans and recommending the establishment and monitoring of a compensation and incentive program for all of our executive officers.

The Compensation Committee charter is posted on the Company’s website at http://www.mtm.com/InvestorRelations/CompensationCommitteeCharter.asp.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or was an officer or employee of our Company, nor had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, to our knowledge, none of our executive officers:

•
served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee;

•	served as a director of another entity, one of whose executive officers served on our Compensation Committee; nor

•
served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee currently is composed of Richard Heitzmann, William Lerner, Arnold J. Wasserman, and Thomas Wasserman, with Mr. Lerner serving as its chairman. The duties of our Corporate Governance and Nominating Committee include overseeing our board’s policies, as well as ensuring that we are in compliance with all applicable federal and state securities laws and the NASDAQ rules, and determining our Board of Directors’ slate of director-nominees for each shareholder election of directors. The Corporate Governance and Nominating Committee charter is attached as Appendix A to the Proxy Statement contained as a part of our definitive Schedule 14A filed with the Securities Exchange Commission on October 20, 2004, and can be found on our website at http://www.mtm.com/InvestorRelations/CorporateGovernanceCommitteeCharter.asp.

In identifying and evaluating nominees for director, including nominees recommended by shareholders, the Corporate Governance and Nominating Committee shall take into consideration any criteria approved by the board, which may include:

•	judgment, skill, diversity, experience with business and other organizations in related industries and of comparable size;

•	the interplay of the candidate’s experience with the experience of the other board members; and

•	the extent to which the candidate would be a desirable addition to the board and any committees of the board.

Other than the foregoing, and the independence requirements discussed above, there are no stated minimum criteria for director nominees.

Nominating Process

The Corporate Governance and Nominating Committee will consider all candidates recommended by shareholders in accordance with the procedures set forth below. Shareholders who wish to recommend a nominee for election as director at an annual shareholders meeting must submit their recommendations at least 120 calendar days before the date that our Proxy Statement is released to shareholders in connection with the previous year’s annual meeting of shareholders. Shareholders may recommend candidates for consideration by the Board by writing to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905, giving the candidate’s name, age, business and residence contact information, biographical data, including the principal occupation or employment of the candidate, qualifications, the class and number of our shares, if any, beneficially owned by such candidate, a description of all arrangements or understandings between the shareholder and the candidate and any other person or persons (naming them) pursuant to which the nominations are to be made by the shareholder and any other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Exchange Act of 1934. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director must accompany any shareholder recommendation. Any shareholder who wishes to recommend a nominee for election as director also must provide his, her or its name and address, as they appear in our books, the number and class of shares beneficially owned by such shareholder and any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act of 1934.

Independent Directors Committee

Our Independent Directors Committee was formed by our Board of Directors in September 2004. It consists only of directors who are neither members of the management nor associated with Pequot or Constellation (or other similar investors) and is to consider, review and provide guidance and oversight regarding transactions or other situations in which other board members, who are either members of management or employees of Pequot or Constellation (or other similar investors), have interests that may be in addition to, or different from, the interests of the shareholders in general. This committee currently is composed of William Lerner, Alvin E. Nashman and Arnold J. Wasserman, with Mr. Wasserman serving as its chairman.

Meetings of Our Board of Directors and its Committees

Our Board of Directors held 11 formal meetings during our fiscal year ended March 31, 2007. Our Audit Committee held 12 formal meetings, our Compensation Committee held seven formal meetings, our Corporate Governance and Nominating Committee held one formal meeting, and our Independent Directors Committee held three formal meetings, during our 2007 fiscal year. Each member of our Board of Directors attended, in person or telephonically, at least 75% of the total number of meetings of our board and each committee of the board on which the director serves. The Company encourages directors to attend the Annual Meeting.  Last year, all directors attended the Annual Meeting.

Director Compensation for Fiscal Year 2007

The following table shows the cash and certain other compensation paid to each non-employee director for services rendered in that capacity during the year ended March 31, 2007.

Name	Fees Earned or Cash Paid	Stock Awards	All Other Compensation	Total
Arnold Wasserman (1)	$57,375	$22,800	-	$80,175
Alvin Nashman (2)	$44,000	$22,800	-	$66,800
William Lerner (3)	$50,000	$22,800	-	$72,800

(1) As of June 20, 2007, Mr. Wasserman held options to purchase 108,000 shares of common stock.  These options were fully vested prior to fiscal 2007.

(2) As of June 20, 2007, Dr. Nashman held options to purchase 85,500 shares of common stock.  These options were fully vested prior to fiscal 2007.

(3) As of June 20, 2007, Mr. Lerner held options to purchase 85,500 shares of common stock. These options were fully vested prior to fiscal 2007.

Directors who are employees of the Company or who are designated as a director by Pequot or Constellation, receive no compensation for their service as directors. As a result, we did not pay any compensation to Mr. Poch, Mr. Heitzmann, or Mr. Thomas Wasserman for serving on our Board of Directors.

For the first three fiscal quarters of 2007, the Company provided the following cash compensation to directors: each director received an annual fee of $16,000 as compensation for serving on our Board of Directors, plus an additional $1,500 for each board meeting attended in person and $750 for each board meeting attended by telephonic conference call. Each member of the board’s Audit, Compensation and Corporate Governance and Nominating Committees receives $2,500 per year, and each chairman of the committees receives $3,500 (except the chairman of the audit committee who receives $5,000), as compensation for serving on such committees, as well as an additional $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by telephonic conference call, in each case if the committee meeting is held on a day other than a day on which the board itself is meeting.

On February 16, 2007 the Company established new director compensation effective from and after January 1, 2007 as follows: each director receives an annual fee of $25,000 as compensation for serving on our Board of Directors. Each such member of the board’s Audit, Compensation and Corporate Governance and Nominating Committees receives $2,500 per year, and each chairman of the committees receives $3,500 (except the chairman of the Audit Committee who receives $5,000), as compensation for serving on such committees.

The Company does not provide non-equity plan compensation or pension benefits to directors; nor does it provide any compensation deferred programs for directors.

The “Fees Earned or Cash Paid” column includes the aggregate of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairman fees, and meeting fees.

During fiscal 2007 each non-employee director was awarded 15,000 shares of common stock.  The shares were fully vested at the date of grant.  The “Stock Awards” column reports the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year, in accordance with SFAS No. 123(R), for common stock grants in 2007.

Shareholder Communications with Directors

Shareholders may communicate with the Board of Directors or an individual director by sending a letter to the board or a director’s attention care of our Secretary of the Company at 1200 High Ridge Road, Stamford, Connecticut 06905. The Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contained offensive or abusive content) to directors on a periodic basis, generally in advance of each board meeting.

Executive Compensation

Compensation Discussion and Analysis

The compensation of the Company’s executive officers is determined by the Compensation Committee of the Board. The Committee has three members, each of whom is independent of management. None of the members of the Committee has any insider or interlocking relationship with the Company, and each of them is a non-employee director, as these terms are defined in applicable rules and regulations of the SEC.

Compensation Philosophy

The Company’s executive compensation philosophy is to align the interests of executive management with shareholder interests and with the Company’s business strategy and success, through an integrated executive compensation program that considers short-term performance, the achievement of long-range strategic goals and growth in total shareholder value. The key elements of executive compensation are competitive base salary, quarterly and annual incentives, and equity participation. The aggregate compensation package is designed to attract and retain individuals critical to the long-term success of the Company, to motivate these persons to perform at their highest levels, and to reward exceptional performance.

In the fall of 2004, based on the recommendation of a member of the Board of Directors, the Compensation Committee retained the services of Compensation Strategies, Inc., (“Compensation Strategies”) a nationally recognized compensation consulting firm. Compensation Strategies conducted a market based study of the total cash compensation (“TCC”) levels and compensation structures of executives working in companies with size and industry characteristics similar to the Company. This included benchmarking compensation levels against industry peers. The benchmarking consisted of comparing the Company’s base salary and cash and non-cash incentive compensation programs and levels for specifically identified senior managers against market medians for companies of similar revenue levels. In December 2004, the Committee established a TCC for the Company based on ranges of base salaries for the Chief Executive Officer and senior executive management. Compensation Strategies subsequently updated their original 2004 report in August, 2006. Based on that update, the Compensation Committee reviewed and substantially reaffirmed the compensation structure previously recommended, making only minor adjustments to the December, 2004 structure.

With the TCC structure used by the Compensation Committee, the percentage of a year’s TCC earnings paid based on specific predetermined target bonus objectives (and therefore the amount of TCC at risk) increases significantly from lower level executives to the CEO. Specifically, over 40% of the CEO’s TCC is at risk while only 20% of lower level executives the TCC is at risk. These risk levels reflect the increasing levels of responsibility and ability to impact results at higher levels of the Company. Executive’s target bonuses generally required performance in two principal areas, achieving preset financial objectives as reflected in EBITDA targets and achieving preidentified strategic objectives linked to the Company’s strategy and budget. Typically 75% of an executive’s target bonus depends on making very specific financial objectives that are determined in advance. The strategic objectives are specifically identified, for example, to consolidate disparate systems or to roll out a certain program allowing for an objective performance assessment. To avoid a conflict of interest in financial reporting, which largely drives the bonus levels of other executives, the Chief Financial Officer’s bonus is solely determined based on non-financial objectives. The Compensation Committee retains the discretion to adjust the financial objectives of individuals as necessary to reflect changes in financial practices or standards that may impact bonus targets in a way not intended or known when the performance targets were set. The Compensation Committee also has the right under the Bonus Plan to seek repayment of any prior period bonus payments should audit results for the period determine that the performance levels were not actually as reported. The Committee continues to use outside compensation specialists to assist with ongoing issues pertaining to compensation.

Base Salary

Base salary levels for executive officers are determined not only on the basis of the Committee’s assessment of individual performance, but also on the total compensation, including salaries paid by companies engaged in similar businesses to persons holding equivalent positions. As noted above, those surveys, as well as related data analyses, were conducted by Compensation Strategies. The Compensation Committee believes that any increases in base salary should be based upon a favorable evaluation of individual performance relative to individual goals, the functioning of the executive’s team within the corporate structure, success in furthering the corporate strategy and goals, and individual management skills, responsibilities and anticipated workload.

Apart from contractual commitments, the Committee also considers demonstrated loyalty and commitment and the competitive salaries offered by similar companies to attract and retain executives. Merit increases for executives are to be subject to the same budgetary guidelines as apply to any other employees. In those cases where an executive has entered into an employment agreement, the base salary is determined pursuant to the terms of the agreement, and renewals of contracts will be considered on the basis of the performance of the individual, the performance of the Company and the compensation philosophy of the Company. During 2006, for example, the amount of the CEO’s pay at risk was increased from 33% to a level of 41% to tie the CEO’s TCC more closely to predefined performances objectives. In light of the performance of the Company during fiscal 2007, the Compensation Committee did not increase base salaries for any senior executives.

Quarterly and Annual Bonuses

The Company’s Management Bonus Plan which was adopted during the 2006 fiscal year is designed to provide an incentive to executives and to reward executives based on the overall performance of the Company, as well as on the performance of each executive officer’s area of responsibility or operating group. Measures of performance are both financial and strategic. Financial elements are based on achieving quarterly and annual EDITDA targets and strategic elements include, but are not limited to, technological or quality improvements, improvements in operations and contributions to business success. The goals are also structured to provide the kinds of objectivity and checks and balances required to ensure compliance with SEC regulations and the Sarbanes-Oxley Act. The Committee reviewed the levels of bonus payments with an external consultant and compared those levels to an analysis of publicly available compensation information. During fiscal 2006, the Compensation Committee made bonus awards to a number of members of senior management. These awards included quarterly and annual incentive targets, a portion of which were achieved and partial bonuses were paid. In light of the performance of the Company during fiscal 2007, the Compensation Committee made no awards during fiscal 2007 and does not anticipate making any awards for fiscal 2008.

Long-term Incentive Compensation - Equity Awards

In 2005 the Compensation Committee approved a plan to expand the number of employees eligible for equity awards so as to award equity more broadly and deeply throughout the organization and thus provide additional incentive to employees to maximize shareholder value.

Equity awards granted to our executives to date consisted exclusively of stock options and restricted stock units.  Awards are made at the discretion of the Compensation Committee. The number of shares awarded to any individual depends on individual performance, salary level and competitive data, and the impact that such employee’s productivity may make to shareholder value over time. In addition, in determining the number of stock options or restricted stock units granted to each executive, the Compensation Committee reviews the unvested options and units of each executive to determine the future benefits potentially available to the executive. The number of options or units granted will depend in part on the total number of unvested options and units deemed necessary to provide an incentive to that individual to make a long term commitment to remain with the Company. By giving to executives an equity interest in our Company, the value of which depends upon stock performance, the policy seeks to further align management and shareholder interests. The Company does not permit the back dating or ‘timing’ of options or other equity awards. The Committee currently sets the exercise price of stock options at the closing price of the Company’s stock as reported on the NASDAQ Capital Markets on the date of the grant.

Termination Payments and Benefits

The Company has entered into agreements with its current named executive officers and certain other key employees virtually all of whom are new to the Company in the last two to three years. The purpose of these agreements is to ensure predictability in determining the executives’ terms and conditions of employment, to provide the executives with some security so that they are able to devote their full attention to providing superior performance, and to provide a reasonable level of protection, based on their relative position in the organization, in the event they are terminated without cause. Termination and change in control payments and benefits are more fully described below in the section entitled “Executive Compensation - Payments Upon Termination.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s 2007 Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Richard Heitzmann, Chairman
Alvin E. Nashman
William Lerner

Summary Compensation Table for Fiscal Year 2007

The following table sets forth, with respect to our fiscal year ended March 31, 2007, all compensation earned by our CEO, and the five most highly compensated persons who were serving as executive officers at the end of our 2007 fiscal year or who would have been among the most highly compensated officers except for the fact that such person was not serving as an executive officer at the end of our 2007 fiscal year, in each case other than with respect to our CEO and CFO.

Name and Principal Position(s)	Fiscal Year	Salary	Stock Awards(1)	Option Awards(1)	All Other Compensation	Total
Francis J. Alfano (2)	2007	$350,000	$17,395	$805,393	$836,017	$2,008,805
Former Chief Executive Officer

Steven Stringer	2007	$335,000	$24,638	$193,018		$552,656
President and Chief Operating Officer

J.W. Braukman III (3)	2007	$133,000	$6,563	$44,688	$47,728	$231,979
Senior Vice President and Chief Financial Officer

Michael El-Hillow (4)	2007	$157,083	$104,738		$265,039	$526,860
Former Chief Financial Officer

John F. Kohler (5)	2007	$200,000	$807	$33,990		$234,797
Senior Vice President and General Counsel

Steven H. Rothman (6)	2007	$55,285	$1,076	$7,660	$463,577	$527,598
Former Executive Vice President

(1) See Footnote 1 to the Company’s Consolidated Financial Statements contained herein for a discussion of the assumptions made in the valuation of Stock Awards and Option Awards for financial reporting purposes.

(2) Chief Executive Officer from May 21, 2004 to April 26, 2007. In connection with the termination of Mr. Alfano’s employment with the Company, the vesting of all of his stock options and restricted stock units was accelerated and the Company recorded the associated expense during the 2007 fiscal year. The impact of this transaction is reported under the “Stock Award” and “Option Award” columns, since the associated expense was recorded in fiscal 2007.

(3) Senior Vice President and Chief Financial Officer since September 28, 2006.

(4) Senior Vice President and Chief Financial Officer from January 1, 2006 to September 13, 2006. In connection with the termination of Mr. El-Hillow’s employment with the Company, the vesting of all of his restricted stock units was accelerated and all of his stock options were forfeited.

(5) Senior Vice President and General Counsel from May 2004 to July 31, 2007.  In connection with the voluntary termination of Mr. Kohler’s employment with the Company, the post employment exercise period of Mr. Kohler’s 59,375 vested options at $2.15 was extended to May 20, 2014.

(6) Chairman of the Board and Chief Financial Officer until May 21, 2004, and Executive Vice President until July 7, 2006.

Summary Compensation Table Narrative

Amounts shown as “Salary” include gross salary earned for the year ended March 31, 2007.

The “Stock Awards” column reports the dollar amount recognized for financial statement reporting purposes in fiscal 2007, in accordance with SFAS No. 123(R), for restricted stock units held, excluding the impact of estimated forfeitures related to service based vesting conditions. The Company adopted SFAS No. 123(R) effective April 1, 2006 using the modified prospective transition method.

The “Option Awards” column reports the dollar amount recognized for financial statement reporting purposes in fiscal 2007, in accordance with SFAS No. 123(R), for options held, excluding the impact of estimated forfeitures related to service based vesting conditions. The Company adopted SFAS No. 123(R) effective April 1, 2006 using the modified prospective transition method.

The amount reported for Mr. Alfano in “All Other Compensation” consists of post-termination consulting fees of $787,500, a one-time fee for entering into a severance and release agreement of $29,167, post-termination health benefits funded by the company of $14,350, and legal fee reimbursements of $5,000, in each case paid or accrued by the Company during fiscal 2007 in connection with the termination of Mr. Alfano’s employment.

The amount reported for Mr. Braukman in “All Other Compensation” consists of reimbursed relocation expenses in connection with Mr. Braukman’s hiring of $47,728.

The amount reported for Mr. El-Hillow in “All Other Compensation” includes post-termination consulting fees and accrued paid time off of $217,500 and post-termination health benefits funded by the company of $2,251, in each case paid or accrued by the Company during fiscal 2007 in connection with the termination of Mr. El-Hillow’s employment. It also includes reimbursed relocation expenses in connection with Mr. El-Hillow’s hiring of $45,288.

The amount reported for Mr. Rothman in “All Other Compensation” includes post-termination consulting fees of $447,500, a one-time fee for entering into a severance and release agreement of $3,500, and post-termination health benefits funded by the company of $10,045, in each case paid or accrued by the Company during fiscal 2007 in connection with the termination of Mr. Rothman’s employment. Also includes the payment by the Company of certain disability insurance payments for the benefit of Mr. Rothman of $2,532.

Essential to an understanding of the Summary Compensation Table is an understanding of the Employment Agreements of the named executive officers.

Frank Alfano. We entered into an employment agreement, dated June 28, 2006, with Francis J. Alfano (as amended, the “Alfano Employment Agreement”) to employ Mr. Alfano as our CEO. The Alfano Employment Agreement had an initial term of three (3) years (the “Initial Term”). Mr. Alfano was paid a base salary of $350,000 per annum and was eligible to receive an annual bonus based upon the achievement of performance targets established under the Company’s Management Bonus Plan of up to 75% of his base salary payable 67% in cash and 33% in common stock consisting of 35,000 shares of common stock, subject to certain limitations on the number of shares to be issued. Payment of the annual bonus was subject to the establishment of performance targets established under the Company’s Management Bonus Plan. For 2007 no performance targets were approved under the Management Bonus Plan and no award grants were made.

In March, 2007, the Company and Mr. Alfano reached an agreement in principle regarding Mr. Alfano’s departure as CEO of the Company. On April 12, 2007 the Company reported, among other things, that Mr. Alfano would be departing in the near term to pursue other opportunities and that simultaneous with his departure as CEO, Mr. Alfano would also resign from the Board of Directors. In furtherance of these transactions, we entered into a definitive Consulting Service Agreement on April 26, 2007 (the “Alfano Consulting Service Agreement”) with Mr. Alfano and Tory Ventures LLC (the “Consultant”). Mr. Alfano is the sole member of the Consultant. The Alfano Consulting Service Agreement commenced on April 26, 2007 and terminates on June 30, 2009. For services rendered under the Alfano Consulting Service Agreement, the Company paid or will pay Consultant, among other things (i) a signing bonus of $58,333.33 on May 15, 2007 in accordance with the normal payroll practices of the Company and (ii) fees at the rate of $29,166.67 per month, payable in arrears in twice monthly payments with the initial payment on May 15, 2007 in accordance with the normal payroll practices of the Company, provided that a lump sum payment on March 31, 2008 shall be made which shall include fees from April 1, 2008 through March 31, 2009. Upon a change of control of the Company all compensation under the Alfano Consulting Service Agreement shall become immediately due and payable; provided, however, that the March 31, 2008 payment shall, in no event be paid to Consultant prior to the date that is six months following the date of the Alfano Consulting Service Agreement. Additionally, in connection with these agreements the vesting of Mr. Alfano’s stock options and restricted stock units were accelerated. Termination and change in control payments and benefits are more fully described in the section entitled “Executive Compensation - Payments Upon Termination.”

Steve Stringer. We entered into an employment agreement, dated August 10, 2006, with Mr. Stringer (as amended, the “Stringer Employment Agreement”) to employ Mr. Stringer as our President and Chief Operating Officer. The Stringer Employment Agreement has an initial term ending December 31, 2009 (the “Initial Term Date”). On the Initial Term Date and each subsequent anniversary of the Initial Term Date, the term of the agreement shall automatically be extended for an additional period of 12 months; provided, however, that either party may elect not to extend the agreement by giving written notice to the other party at least 12 months prior to the Initial Term Date or any anniversary date thereof. Mr. Stringer is paid a base salary of $335,000 per annum and is eligible to receive an annual bonus based upon the achievement of performance targets of up to 75% of his base salary payable 67% in cash and 33% in common stock consisting of 25,000 shares of common stock, subject to certain limitations on the number of shares to be issued. Payment of the annual bonus was subject to the establishment of performance targets established under the Company’s Management Bonus Plan. For 2007 no performance targets were approved under the Management Bonus Plan and no award grants were made.

J.W. Braukman III. The Company entered into a severance agreement, dated September 28, 2006, with Mr. Braukman to employ Mr. Braukman as our Senior Vice President and Chief Financial Officer. In the event of a termination of Mr. Braukman’s employment during the first four years of his agreement by the Company other than for “cause” or by such executive for “good reason” or as a result of his death or permanent and total disability we shall provide such executive, among other things, a continuance of his then current base salary for a period equal to one year. Mr. Braukman is paid a base salary of $260,000 per annum.

Other Agreements The Company entered into a severance agreement, dated December 12, 2005, with Mr. El-Hillow to employ Mr. El-Hillow as our Senior Vice President and Chief Financial Officer. In the event of a termination of Mr. El-Hillow’s, employment during the first four years of his agreement by the Company other than for “cause” or by such executive for “good reason” or as a result of his death or permanent and total disability we were required to provide such executive, among other things, a continuance of his then current base salary for a period equal to one year. Mr. El-Hillow was paid a base salary of $290,000 per annum. Additionally, in the event of termination of the executive for other than “cause” or for “good reason,” any unvested stock options or restricted stock units shall become fully vested and immediately exercisable and shall remain exercisable for the remainder of their term. Effective September 12, 2006, Mr. El-Hillow’s employment with the Company was terminated and the parties entered into a Consulting Services Agreement (the “El-Hillow Consulting Services Agreement”). For services rendered under the El-Hillow Consulting Service Agreement, the Company will pay Mr. El-Hillow fees at the rate of $24,166.66 per month, payable in arrears in twice monthly payments with the final payment ending June 13, 2007 in accordance with the normal payroll practices of the Company. Additionally, in connection with these agreements the vesting of Mr. El-Hillow’s 35,000 restricted stock units was accelerated and he forfeited his 250,000 stock options. Termination and change in control payments and benefits are more fully described in the section entitled “Executive Compensation - Payments Upon Termination.”

The Company entered into an employment agreement, dated May 21, 2004, with Steven H. Rothman (the “Rothman Employment Agreement”) to employ Mr. Rothman as an Executive Vice President. The Rothman Employment Agreement had an initial term of three (3) years (the “Rothman Initial Term”). In the event of a termination of Mr. Rothman’s employment during the term of the agreement by the Company other than for “cause” or by Mr. Rothman for “good reason” or as a result of his death or permanent and total disability we were required to provide him, among other things, a continuance of his then current base salary for a period equal to the greater of (i) one year from the date of termination or (ii) the period ending on the last day of the Rothman Initial Term. Additionally, in the event of termination for other than “cause” or for “good reason,” any unvested stock options or restricted stock units shall become fully vested and immediately exercisable and shall remain exercisable for the remainder of their term. Mr. Rothman was paid a base salary of $265,000 per annum. Effective July 7, 2006, Mr. Rothman’s employment with the Company was terminated and the parties entered into a Consulting Service Agreement dated as of July 7, 2006 (the “Rothman Consulting Service Agreement”). The Rothman Consulting Service Agreement has a term commencing on July 7, 2006 and ending March 31, 2008. For services rendered under the Rothman Consulting Service Agreement, the Company will, during the period July 1, 2006 to December 31, 2007, pay Mr. Rothman consulting fees at the rate of $265,000 per annum, payable quarterly. In addition, the Company paid Rothman a one-time fee of $50,000. The Company also agreed to pay Mr. Rothman, in certain circumstances set forth in the Consulting Service Agreement, a transaction fee, subject to certain limitations and offsets, in an amount equal to one percent (1%) of the Aggregate Purchase Price (as defined) paid by the Company for certain acquisitions by the Company. Termination and change in control payments and benefits are more fully described in the section entitled “Executive Compensation - Payments Upon Termination.”

Grants of Plan Based Awards During Fiscal Year 2007

Name	Grant Date	Comp. Committee. Approval Date	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards

Francis J. Alfano	6/28/06	6/28/06		200,000	$3.54	$325,800
Steven Stringer	8/10/06	8/10/06		107,000	$3.03	$193,563
	8/10/06	8/10/06	20,000			$41,200
J.W. Braukman III	9/28/06	9/12/06		250,000	$2.20	$321,750
	9/28/06	9/12/06	35,000			$52,500

Grants of Plan Based Awards Table Narrative.

The “Grant Date Fair Value of Stock and Options Awards” column reports the dollar amount to be recognized over the applicable requisite service period for financial statement reporting purposes in accordance with SFAS No. 123(R), for the applicable grant.

Under the Company’s Management Bonus Plan, no non-equity incentive awards were granted for the fiscal year ended March 31, 2007. Additionally, no equity incentive awards were granted under the equity incentive provisions of the employment agreements with Mr. Alfano or Mr. Stringer for fiscal 2007.

The grant made June 28, 2006 to Mr. Alfano reflected under “All Other Option Awards; Number of Securities Underlying Options (#)” was made in connection with the Company entering into a new employment agreement with Mr. Alfano. The award agreement for this award provides, among other things, that in the event of termination of Mr. Alfano’s employment with the Company for other than “cause” or for “good reason,” any unvested stock options shall become fully vested and immediately exercisable and shall remain exercisable for the remainder of its term.

The grants made August 10, 2006 to Mr. Stringer reflected under “All Other Option Awards; Number of Securities Underlying Options (#)” and “All Other Option Awards; Number of Securities Underlying Options (#)” were made in connection with the Company entering into a new employment agreement with Mr. Stringer. The award agreements for these awards provide, among other things, that in the event of termination of Mr. Stringer’s employment with the Company for other than “cause” or for “good reason,” any unvested stock options or restricted stock units shall become fully vested and the options shall become immediately exercisable and shall remain exercisable for the remainder of their term.

The grants made September 28, 2006 to Mr. Braukman reflected under “All Other Option Awards; Number of Securities Underlying Options (#)” and “All Other Option Awards; Number of Securities Underlying Options (#)” were made in connection with Mr. Braukman’s hiring as Chief Financial Officer. The award agreements for these awards provide, among other things, that in the event of termination of Mr. Braukman’s employment with the Company for other than “cause” or for “good reason,” any unvested stock options or restricted stock units shall become fully vested and the options shall become immediately exercisable and shall remain exercisable for the remainder of their term.

Outstanding Equity Awards at Fiscal 2007 Year End

Option Awards	Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Name	Exercisable	Unexercisable
Francis J. Alfano (2)	233,333	166,667		$2.15	5/20/2014	8,000		$9,920
	16,000	48,000		$4.05	4/15/2015
	0	200,000		$3.54	6/28/2016

Steven Stringer	125,416	89,584	(3)	$2.87	11/2/2014	40,000	(4)	$49,600
	11,800	35,400	(5)	$4.05	4/15/2015	5,900	(6)	$7,316
	0	107,000	(7)	$3.03	8/10/2016	20,000	(8)	$24,800

J.W. Braukman III	0	250,000	(9)	$2.20	9/28/2016	35,000	(10)	$43,400

John F. Kohler	43,750	31,250	(11)	$2.15	5/20/2014	1,500	(12)	$1,860
	3,000	9,000	(13)	$4.05	4/15/2015

Steven H. Rothman	50,000	0		$2.25	7/12/2008	2,000	(14)	$2,480
	5,200	0		$2.69	10/11/2009
	50,000	0		$1.29	9/10/2011
	2,000	6,000	(15)	$4.05	4/15/2015

(1)	Market value is calculated by multiplying the closing market price of the Company’s common stock as of March 31, 2007 by the number of unvested restricted stock units.
(2)	The vesting and exercisability of all options and restricted stock units awards held by Mr. Alfano were subsequently accelerated in connection with the termination of his employment with the Company.

(3)	44,792 options vest on November 2, 2007 and 2008, respectively.
(4)
All restricted stock units vest on November 2, 2009, provided that vesting will accelerate in the event that the Company’s common stock trades at $10 or higher for any thirty trading days within a sixty trading day period.

(5)	11,800 options vest on April 15, 2007, 2008, and 2009, respectively.
(6)
All restricted stock units vest on April 15, 2010, provided that vesting will accelerate in the event that the Company’s common stock trades at $10 or higher for any thirty trading days within a sixty trading day period.

(7)	26,750 options vest on August 10, 2007, 2008, 2009 and 2010, respectively.
(8)	5,000 restricted stock units awards vest on August 10, 2007, 2008, 2009 and 2010, respectively.
(9)	62,500 options vest on September 28, 2007, 2008, 2009, 2010, respectively.
(10)	8,750 restricted stock units awards vest on September 28, 2007, 2008, 2009, 201 0, respectively
(11)
In connection with the voluntary termination of Mr. Kohler’s employment with the Company, effective July 31, 2007, the post employment exercise period of Mr. Kohler’s 59,375 vested options was extended to May 20, 2014.  The remaining 15,625 unvested options were cancelled.

(12)	All restricted stock units were subsequently forfeited upon Mr. Kohler’s resignation with the Company, effective July 31, 2007.
(13)
6,000 unvested options were subsequently cancelled upon Mr. Kohler’s resignation with the Company, effective July 31, 2007.  6,000 vested options remain exercisable until October 31, 2007 in accordance with the provisions of the 2004 Plan.

(14)
All restricted stock units vest on April 15, 2010, provided that vesting will accelerate in the event that the Company’s common stock trades at $10 or higher for any thirty trading days within a sixty trading day period.

(15)	2,000 options vest on April 15, 2007, 2008 and 2009, respectively.

Outstanding Equity Awards at Fiscal Year End Table Narrative.

The outstanding options listed under “Option Awards” primarily relate to options granted under the 2004 Equity Incentive Plan pursuant to option agreements, the principal terms of which are disclosed in the table.

The outstanding awards listed under “Stock Awards” primarily relate to restricted stock units under the 2004 Equity Incentive Plan pursuant to restricted stock unit agreements, the principal terms of which are disclosed in the table.

Options Exercised and Stock Vested Table During Fiscal Year 2007

	Stock Awards
Name	Number of Shares Acquired on Vesting #	Value Realized on Vesting ($)
Francis J. Alfano
Steven Stringer
J.W. Braukman III
Michael El-Hillow	35,000	$80,500
John F. Kohler
Steven H. Rothman

Options Exercised and Stock Vested Table Narrative

The vesting of all 414,667 unvested stock options and 8,000 restricted stock units awards held by Mr. Alfano were accelerated following the end of the 2007 fiscal year in connection with the termination of his employment with the Company. Mr. Alfano realized $9,440 in income on April 26, 2007 in connection with the vesting of his restricted stock units.

The vesting of all 35,000 restricted stock units held by Mr. El-Hillow were accelerated during the 2007 fiscal year in connection with the termination of his employment with the Company. In connection with the termination of his employment Mr. El-Hillow forfeited all of his 250,000 stock options.

Payments Upon Termination

Each named executive officer’s employment or severance agreement provides for certain severance payments and benefits in the event that his employment is terminated by the Company without “cause”, or by the executive with “good reason”, or upon the executive’s death or total disability. These payments and benefits are more fully described below.

Named Executive Officers who Terminated Employment During 2007

In March, 2007, the Company and Mr. Alfano reached an agreement in principle regarding Mr. Alfano’s departure as Chief Executive Officer of the Company. On April 12, 2007 the Company reported, among other things, that Mr. Alfano would be departing in the near term to pursue other opportunities and that simultaneous with his departure as CEO, Mr. Alfano would also resign from the Board of Directors. In furtherance of these transactions, we entered into the Alfano Consulting Service Agreement on April 26, 2007 with Mr. Alfano and Consultant. Mr. Alfano is the sole member of the Consultant. The Alfano Consulting Service Agreement commenced on April 26, 2007 and terminates on June 30, 2009. For services rendered under the Alfano Consulting Service Agreement, the Company paid or will pay Consultant (i) a signing bonus of $58,333.33 on May 15, 2007 in accordance with the normal payroll practices of the Company and (ii) fees at the rate of $29,166.67 per month, payable in arrears in twice monthly payments with the initial payment on May 15, 2007 in accordance with the normal payroll practices of the Company, provided that a lump sum payment on March 31,

2008 shall be made which shall include fees from April 1, 2008 through March 31, 2009. Upon a change of control of the Company all compensation under the Alfano Consulting Service Agreement shall become immediately due and payable; provided, however, that the March 31, 2008 payment shall, in no event be paid to Consultant prior to the date that is six months following the date of the Alfano Consulting Service Agreement. In addition to the other payments, we are providing Mr. Alfano health benefits at no cost for the term of the Alfano Service Consulting Agreement. In connection with these arrangements, Mr. Alfano and the Company executed mutual releases and Mr. Alfano agreed that for a period ending on the earlier of (i) April 26, 2009 or (ii) the date of a valid termination of the Alfano Consulting Service Agreement by him, that he will be prohibited from engaging in any Business Activities on behalf of any person, firm or corporation, and, subject to certain limitations, he shall not acquire any financial interest in any entity which engages in Business Activities within 200 miles of any of the Company’s offices in operation on the commencement date of the Alfano Employment Agreement and within 100 miles of any office of the Company established after such commencement date. During the period that the foregoing non-competition restriction applies, Mr. Alfano shall not, without the written consent of the Company: (i) solicit any employee of the Company or any of the Company’s affiliates to terminate his employment, or (ii) solicit any customers, partners, resellers, vendors or suppliers of the Company on behalf of any individual or entity other than the Company or its affiliates. As used herein, the term “Business Activities” shall mean conduct of business as a computer and communications technology management and/or consulting business providing information technology networking and data center services, including secure access, VOIP storage, security, messaging solutions, network and mainframe connectivity consulting, remote network monitoring and management, network and system diagnostics, product maintenance and support, training, and product procurement solutions.

Effective September 12, 2006, Mr. El-Hillow’s employment with the Company was terminated and the parties entered into a Consulting Services Agreement (the “El-Hillow Consulting Services Agreement”). For services rendered under the El-Hillow Consulting Service Agreement, the Company will pay Mr. El-Hillow fees at the rate of $24,166.66 per month, payable in arrears in twice monthly payments with the final payment ending June 13, 2007 in accordance with the normal payroll practices of the Company. Additionally, in connection with these agreements the vesting of Mr. El-Hillow’s 35,000 restricted stock units were accelerated and he forfeited his 250,000 stock options. In connection with these arrangements, Mr. El-Hillow and the Company executed mutual releases and Mr. El-Hillow agreed that for a period of two years that he will be prohibited from engaging in any Business Activities on behalf of any person, firm or corporation, and, subject to certain limitations, he shall not acquire any financial interest in any entity which engages in Business Activities within 200 miles of any of the Company’s offices in operation on the commencement date of the El-Hillow Employment Agreement and within 100 miles of any office of the Company established after such commencement date. During the period that the foregoing non-competition restriction applies, Mr. El-Hillow shall not, without the written consent of the Company: (i) solicit any employee of the Company or any of the Company’s affiliates to terminate his employment, or (ii) solicit any customers, partners, resellers, vendors or suppliers of the Company on behalf of any individual or entity other than the Company or its affiliates.As used herein, the term “Business Activities” shall mean conduct of business as a computer and communications technology management company providing IT networking and data center services, including VOIP, storage, security, collaboration, and messaging solutions..

Effective July 7, 2006, Mr. Rothman’s employment with the Company was terminated and the parties entered into a Consulting Service Agreement dated as of July 7, 2006 (the “Rothman Consulting Service Agreement”). The Rothman Consulting Service Agreement has a term of two years, commencing on July 7, 2006 and ending March 31, 2008. For services rendered under the Rothman Consulting Service Agreement, the Company will, during the period July 1, 2006 to December 31, 2007, pay Mr. Rothman consulting fees at the rate of $265,000 per annum, payable quarterly. In addition, the Company paid Rothman a one-time fee of $50,000. The Company also agreed to pay Mr. Rothman, in certain circumstances set forth in the Consulting Service Agreement, a transaction fee, subject to certain limitations and offsets, in an amount equal to one percent (1%) of the Aggregate Purchase Price (as defined) paid by the Company for certain acquisitions by the Company. In connection with these arrangements, Mr. Rothman and the Company executed mutual releases and Mr. Rothman agreed that for a period ending on November 30, 2007 he will be prohibited from engaging in any Business Activities on behalf of any person, firm or corporation, and, subject to certain limitations, he shall not acquire any financial interest in any entity which engages in Business Activities within 200 miles of any of the Company’s offices in operation on the commencement date of the Rothman Employment Agreement and within 100 miles of any office of the Company established after such commencement date. Additionally, until November 20, 2008 Mr. Rothman shall not, without the written consent of the Company: (i) solicit any employee of the Company or any of the Company’s affiliates to terminate his employment, or (ii) solicit any customers, partners, resellers, vendors or suppliers of the Company on behalf of any individual or entity other than the Company or its affiliates. As used herein, the term “Business Activities” shall mean conduct of business as a middle market information technology service provider focused on network management and monitoring, LAN-WAN broadband, security, storage, and messaging.

Effective July 31, 2007, Mr. Kohler terminated his employment with the Company voluntarily.  In connection with Mr. Kohler’s termination, the Company agreed to extend the exercise period of Mr. Kohler’s 59,375 vested options at $2.15, until May 20, 2014 (the original option termination date specified in his option agreement).  The balance of Mr. Kohlers vested options are exercisable until October 31, 2007 in accordance with the termination provisions of the 2004 Plan.  Mr. Kohler forfeited all equity awards that were not vested on his termination date, and did not receive any other payments or benefits in connection with his termination.

Termination Benefits for All Other Named Executive Officers

The tables below provide an estimate of the payments that would be made to each of the named executive officers other than Messrs. Alfano, El-Hillow, Rothman and Kohler under various termination scenarios. These include voluntary termination, termination by the Company without “cause” or by the executive with “good reason,” and “for cause” termination by the Company. The amounts shown are estimates assuming that such termination was effective as of March 31, 2007. The actual amounts to be paid can only be determined at the time of such executive’s termination of employment from the Company.

Steven Stringer - Executive Benefits and Payments on Termination	Voluntary Termination	Involuntary Termination Without Cause or for Good Reason	For Cause Termination
Severance Payments	$0	$921,250	$0
Post Termination Employee Benefits	0	56,327	0
Acceleration of Equity Awards (1)	0	565,818	0
	$0	$1,543,395	$0

(1)  Represents the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R).

We entered into an employment agreement, dated August 10, 2006, with Mr. Stringer (as amended, the “Stringer Employment Agreement”) to employ Mr. Stringer as our President and Chief Operating Officer. The Stringer Employment Agreement has an initial term ending December 31, 2009 (the “Initial Term Date”).

In the event of a termination of Mr. Stringer’s employment during the term of the Stringer Employment Agreement by the Company other than for “cause” or by Mr. Stringer for “good reason” or as a result of his death or permanent and total disability, the Company shall provide to Mr. Stringer (or his legal representative):

•
A continuance of his salary at one hundred percent (100%) of his then current base salary, as a severance payment, for a period equal to the greater of (i) one year from the date of termination of Mr. Stringer’s employment or (ii) the period ending on the Initial Term Date (the “Severance Period”).

•
Subject to certain limitations, during the Severance Period, Mr. Stringer will be entitled to a continuance of coverage under all health, life, disability and similar employee benefit plans and programs of the Company on the same basis as he was entitled to participate immediately prior to the commencement of the Severance Period.

Additionally, the impact of Mr. Stringer’s termination of employment on the stock options or other equity incentives held by him (including the maximum period that any such option or other equity incentive shall remain exercisable) shall be governed by the applicable equity incentive plan and agreement. All stock options and other equity incentives granted to Mr. Stringer provide that, upon termination of his employment by the Company other than for “cause” or by him for “good reason”, any unvested shares subject to such options or other equity incentives shall become fully vested and immediately exercisable in connection with such termination.

In connection with any termination by the Company other than for “cause” or by Mr. Stringer for “good reason” or as a result of his death or permanent and total disability the Company is required to execute a release and waiver of claims in favor of Mr. Stringer, as consideration for the execution and non-revocation by Mr. Stringer of a release agreement in favor of the Company and its shareholders and their respective directors, officers and employees. The foregoing payments shall be in lieu of any other severance benefits to which Mr. Stringer is entitled pursuant to any other severance plans, programs, arrangements, or policies of the Company.

In the event that Mr. Stringer’s employment with the Company is terminated during the term of the Stringer Employment Agreement by the Company for “cause”, or by Mr. Stringer other than for “good reason”, the Company shall pay to him (or his legal representative) any earned but unpaid salary amounts and any unreimbursed expenses through his final date of employment with the Company, and the Company shall have no further obligations to him.

During the term of the Stringer Employment Agreement and for a period of: (i) two years thereafter upon Mr. Stringer’s non-renewal of that agreement, (ii) one year thereafter upon the Company’s non-renewal of that agreement, or (iii) two years thereafter upon termination of employment by either Mr. Stringer or the Company for any reason other than non-renewal, Mr. Stringer is prohibited from engaging in any Business Activities on behalf of any person, firm or corporation, and, subject to certain limitations, he shall not acquire any financial interest in any entity which engages in Business Activities within 200 miles of any of the Company’s offices in operation on the commencement date of the Stringer Employment Agreement and within 100 miles of any office of the Company established after such commencement date. During the period that the foregoing non-competition restriction applies, Mr. Stringer shall not, without the written consent of the Company: (i) solicit any employee of the Company or any of the Company’s affiliates to terminate his employment, or (ii) solicit any customers, partners, resellers, vendors or suppliers of the Company on behalf of any individual or entity other than the Company or its affiliates. As used herein, the term “Business Activities” shall mean conduct of business as a computer and communications technology management and/or consulting business providing information technology networking and data center services, including secure access, VOIP, storage, security, messaging solutions, network and mainframe connectivity consulting, remote network monitoring and management, network and system diagnostics, product maintenance and support, training, and product procurement solutions.

Jay Braukman - Executive Benefits and Payments on Termination	Voluntary Termination	Involuntary Termination Without Cause or for Good Reason	For Cause Termination
Severance Payments	$0	$260,000	$0
Post Termination Employee Benefits	0	15,363	0
Acceleration of Equity Awards (1)	0	363,218	0
	$0	$638,581	$0

(1)  Represents the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123R.

The Company entered into a severance agreement, dated September 28, 2006, with Mr. Braukman (the “Braukman Severance Agreement”) to employ Mr. Braukman as our Senior Vice President and Chief Financial Officer.

In the event of a termination of Mr. Braukman’s employment on or before the fourth anniversary date of the Braukman Severance Agreement by the Company other than for “cause” or by Mr. Braukman for “good reason” or as a result of his death or permanent and total disability, in each case the Company shall provide to Mr. Braukman (or his legal representative):

•
A continuance of his salary at one hundred percent (100%) of his then current base salary, as a severance payment, for a period equal to one year from the date of termination of Mr. Braukman’s employment (the “Severance Period”).

•
Subject to certain limitations, during the Severance Period, Mr. Braukman will be entitled to a continuance of coverage under all health, life, disability and similar employee benefit plans and programs of the Company on the same basis as he was entitled to participate immediately prior to the commencement of the Severance Period.

Additionally, the impact of Mr. Braukman’s termination of employment on the stock options or other equity incentives held by him (including the maximum period that any such option or other equity incentive shall remain exercisable) shall be governed by the applicable equity incentive plan and agreement.

In connection with any termination by the Company other than for “cause” or by Mr. Braukman for “good reason” or as a result of his death or permanent and total disability the Company is required to execute a release and waiver of claims in favor of Mr. Braukman, as consideration for the execution and non-revocation by Mr. Braukman of a release agreement in favor of the Company and its shareholders and their respective directors, officers and employees. The foregoing payments shall be in lieu of any other severance benefits to which Mr. Braukman is entitled pursuant to any other severance plans, programs, arrangements, or policies of the Company.

In the event that Mr. Braukman’s employment with the Company is terminated by the Company for “cause”, or by Mr. Braukman other than for “good reason”, the Company shall pay to him (or his legal representative) any earned but unpaid salary amounts and any unreimbursed expenses through his final date of employment with the Company, and the Company shall have no further obligations to him.

During the term of Mr. Braukman’s employment and for a period of: (i) two years following Mr. Braukman’s termination of his employment, (ii) one year following the Company’s termination of his employment, Mr. Braukman is prohibited from engaging in any Business Activities on behalf of any person, firm or corporation, and, subject to certain limitations, he shall not acquire any financial interest in any entity which engages in Business Activities within 200 miles of any of the Company’s offices in operation on the commencement date of the Braukman Employment Agreement and within 100 miles of any office of the Company established after such commencement date. During the period that the foregoing non-competition restriction applies, Mr. Braukman shall not, without the written consent of the Company: (i) solicit any employee of the Company or any of the Company’s affiliates to terminate his employment, or (ii) solicit any customers, partners, resellers, vendors or suppliers of the Company on behalf of any individual or entity other than the Company or its affiliates. As used herein, the term “Business Activities” shall mean conduct of business as a computer and communications technology management and/or consulting business providing information technology networking and data center services, including secure access, VOIP, storage, security, messaging solutions, network and mainframe connectivity consulting, remote network monitoring and management, network and system diagnostics, product maintenance and support, training, and product procurement solutions.

Additional Equity Compensation Plan Information

The following table sets forth, as of March 31, 2007:

•
the number of shares of our common stock issuable upon exercise of outstanding options, warrants and rights, separately identified by those granted under equity incentive plans approved by our shareholders and those granted under plans, including individual compensation contracts, not approved by our shareholders (column A),

•	the weighted average exercise price of such options, warrants and rights, also as separately identified (column B), and

•	the number of shares remaining available for future issuance under such plans, other than those shares issuable upon exercise of outstanding options, warrants and rights (column C).

	Column A	Column B	Column C
	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column A)

Equity incentive plans approved by shareholders	3,145,753	$2.95	585,797
Equity incentive plans not approved by shareholders	-		-
Totals	3,145,753	$2.95	585,797

Equity Compensation Plan Information excludes, for the purposes of Columns A and B, 412,900 Restricted Stock Units with a weighted-average fair value of $1.96.

On June 6, 2007, the Compensation Committee of the Board of Directors approved an increase in the number of shares available for issuance under the Company's 2004 Equity Incentive Plan from 4,000,000 to 4,350,000 shares.  Column C as presented above does not reflect that increase.

Report of the Audit Committee of the Board of Directors

The Audit Committee of our Board of Directors is composed of three directors and operates under a written charter adopted by our Board. All members of the Audit Committee meet the independence standards established by our Board, the NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002. The Audit Committee’s charter is available on the MTM Technologies’ website at http://www.mtm.com/InvestorRelations/AuditCommitteeCharter.asp.

MTM Technologies’ management is responsible for, among other things, preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”), establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)), and evaluating the effectiveness of such internal control over financial reporting. MTM Technologies’ independent public accounting firm is responsible for auditing the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP. The independent public accounting firm is also responsible for auditing MTM Technologies’ internal control over financial reporting in accordance with such standards and for expressing an opinion on (i) management’s assessment of the effectiveness of its internal control over financial reporting and (ii) the effectiveness of  its internal control over financial reporting. The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of MTM Technologies’ financial reporting process. In its oversight role, the Audit Committee reviewed and discussed the audited financial statements with management and with Goldstein Golub Kessler LLP (“GGK”), MTM Technologies’ independent public accounting firm for the fiscal year ended March 31, 2007. The Audit Committee also reviewed and discussed MTM Technologies’ internal control over financial reporting with management and with GGK.

The Audit Committee has met with GGK and discussed those issues deemed significant by the independent public accounting firm, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committee, as amended. GGK has provided to the Audit Committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with GGK that firm’s independence. The Audit Committee also concluded that GGK’s provision of non-audit services to MTM Technologies and its affiliates is compatible with GGK’s independence.

Based upon the foregoing considerations, the Audit Committee recommended that the audited financial statements be included in MTM Technologies’ Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the Securities and Exchange Commission. In addition to meeting with GGK with regard to the year-end financial audit and reporting, the Audit Committee meets regularly with GGK to discuss their review of quarterly financial reports and meets privately to discuss and review the scope of the year-end annual financial audit.

The Audit Committee of the Board of Directors of MTM Technologies, Inc.

Arnold J. Wasserman, Chairman
William Lerner, Member
Alvin E. Nashman, Member

Independent Public Accountants

The audit committee of our Board of Directors has appointed GGK, independent public accountants, to audit and report on our financial statements for the fiscal year ending March 31, 2007.  GGK has served as our principal accountants since March 29, 1999 and has been responsible for the audit of our financial statements since the fiscal year ended March 31, 1999.  We have no disagreements with GGK on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure that if not satisfactorily resolved would have caused GGK to make reference to such matter in its report.  None of their reports have contained an adverse opinion, or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.  We anticipate that a representative of GGK will be present at the Annual Meeting, will have an opportunity to make a statement if he/she so chooses and will be available to respond to appropriate questions from shareholders.

Related Party Transactions

Pequot currently owns approximately 56% of our Voting Stock and has the right to acquire up to 59% of our Voting Stock.  Constellation currently owns 15% of our Voting Stock and has the right to acquire up to 16% of our Voting Stock.  We have entered into various transactions with both Pequot and Constellation since the beginning of our last fiscal year.  Please see the information set forth herein under the heading “Stock Ownership and Certain Beneficial Owners – Restated Shareholders’ Agreement” for further information on the transactions we entered into with Pequot and Constellation.  Both Gerald A. Poch and Richard Heitzmann are members of our Board of Directors and are also affiliated with Pequot as set forth above.  Thomas Wasserman, a member of our Board of Directors is affiliated with Constellation as set forth above.  Pursuant to the Restated Shareholders Agreement, both Gerald A. Poch and Richard Heitzmann are director designated by Pequot, and Thomas Wasserman is a director designated by Constellation.

During fiscal 2007 the Company paid approximately $123,000 in fees to Tectura Corporation (“Tectura”) for certain consulting services related to the implementation and management of the Company’s accounting systems. Funds controlled by Pequot Capital hold more than 10% of the equity securities of Tectura and Gerald A. Poch, Non-executive Chairman of the Board of the Company, is a director of Tectura.

During fiscal 2007 the Company paid approximately $970,000 in fees to Savvis, Inc. (“Savvis”) for certain technology and data center services. Members of the Constellation Group or funds affiliated with them held, during fiscal 2007, more than 10% of the preferred equity securities of Savvis and Clifford Friedman, who is a member of Constellation Ventures Management II, LLC and a senior managing director of Bear Stearns Asset Management Inc., was a director of Savvis.

We are a party to a lease agreement, dated December 31, 2004, for our facility located in Peabody, MA. We became a party to this lease as part of the December 2005 acquisition of Nexl. The landlord for this facility is C&S Realty Peabody Trust, a nominee trust controlled by Clifford Rucker and his affiliates. Mr. Rucker owns approximately 25% of our outstanding common stock and was formerly the president of our Northeast region. The lease covers approximately 38,000 square feet, has a monthly rent of approximately $35,000, terminates in December 2009, and is subject to our option to renew for an additional five year term.

Mr. Rucker also operates a lease financing company called Nexl Financial Services, Inc. (“Nexl Financial”). From time to time, Nexl Financial has provided lease financing to certain of our clients. During the year ended March 31, 2007 Nexl Financial provided equipment leasing to our clients on one occasion for equipment having a purchase price of approximately of $85,000.

On August 1, 2005, we entered into a consulting agreement with Howard Pavony in connection with the termination of his employment with the Company. This agreement provides that Mr. Pavony will perform certain consulting services for us until May 21, 2007 in exchange for an annual consulting fee of $265,000, plus an automobile allowance and health benefits. Mr. Pavony beneficially owns approximately 6% of our outstanding common stock.

On July 7, 2006, we entered into a consulting agreement with Steven Rothman in connection with the termination of his employment with the Company. This agreement provides that Mr. Rothman will perform certain consulting services for us until March 31, 2008. We will pay Mr. Rothman an annual consulting fee of $265,000, plus health benefits through December 31, 2007. Thereafter, we will pay Mr. Rothman certain transaction fees in the event we complete an acquisition introduced to the Company by Mr. Rothman. Mr. Rothman beneficially owns approximately 7% of our outstanding common stock.

On April 26, 2007, in connection with the termination of his employment with the Company, we entered into a consulting agreement with Francis J. Alfano and Consultant. Mr. Alfano is the sole member of the Consultant. This agreement provides that Consultant will perform certain consulting services for us until June 30, 2009. For services rendered under the Alfano Consulting Service Agreement, the Company paid or will pay Consultant (i) a signing bonus of $58,333.33 on May 15, 2007 in accordance with the normal payroll practices of the Company and (ii) fees at the rate of $29,166.67 per month, payable in arrears in twice monthly payments with the initial payment on May 15, 2007 in accordance with the normal payroll practices of the Company, provided that a lump sum payment on March 31, 2008 shall be made which shall include fees from April 1, 2008 through March 31, 2009. At the time of this transaction Mr. Alfano was Chief Executive Officer and a Director of the Company. As a condition to entering into this Agreement, Mr. Alfano resigned from the Board of Directors.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with representations received by us from applicable parties that no Form 5 was required to be filed by such parties, except as provided below, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed on a timely basis all such required reports during and with respect to our 2007 fiscal year.

Constellation, as well as The Bear Stearns Companies Inc. (“BSCI”), Constellation Ventures Management II, LLC (“Management”), Bear Stearns Asset Management Inc. (“BSAM”), and Clifford H. Friedman filed a Form 4 late on one occasion relating to one transaction occurring during our fiscal year ended March 31, 2007. See Footnote 7 to Item 12. “Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters” for a discussion of the relationship between these parties.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

A total of six persons are to be elected to our Board of Directors at the Annual Meeting.  Each director is elected to serve until the next annual meeting of shareholders of our Company, unless the director shall resign, become disqualified, disabled or shall otherwise be removed from office.  The proxies cannot be voted at the Annual Meeting for more than six directors.

Director-Nominees for the Annual Meeting

Our Board of Directors has nominated Gerald A. Poch, Arnold J. Wasserman, Richard R. Heitzmann, William Lerner, Alvin E. Nashman, and Thomas Wasserman for election at the Annual Meeting.

Shares represented by executed Proxy Cards will be voted, if authority to do so is not withheld, for the election of each of  Messrs. Poch, A. Wasserman, Heitzmann, Lerner, Nashman, and T. Wasserman, as directors of our Company, unless such nominee(s) shall be unavailable, in which case such shares will be voted for the substitute nominee(s) designated by our Board of Directors.  Our Board of Directors has no reason to believe that any of its director-nominees will be unavailable or, if elected, will decline to serve.

Vote Required

Only a plurality of votes cast is necessary for the election of directors.  Accordingly, the six persons receiving the highest numbers of votes will be elected at the Annual Meeting to our Board of Directors.

Recommendation of Our Board of Directors

Our Board of Directors recommends that you vote FOR the election of the director-nominees named in this Proxy Statement.

PROPOSAL NUMBER 2
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED UNDER
THE 2004 EQUITY INCENTIVE PLAN

The Board of Directors and our shareholders have previously adopted and approved our 2004 Equity Incentive Plan (the “2004 Plan”).  A total of 4,000,000 shares of common stock are presently reserved for issuance under the 2004 Plan.  We seek shareholder approval to increase the number of shares available for issuance under the 2004 Plan from 4,000,000 to 6,000,000 shares.

Reason for the Increase

There is an ongoing “battle for talent” within the industries in which we operate and within the overall domestic employment market.  In order to retain and secure employees in this intensely competitive employment environment, we must have competitive compensation programs, particularly with respect to equity-based awards.  The use of stock options and other stock awards among public companies is widely prevalent.

We have used stock option grants under the 2004 Plan as a form of long-term incentive compensation for our employees (including officers), consultants, independent contractors, and non-employee directors.  Effective as of June 6, 2007, the Board of Directors, upon the recommendation of the compensation committee and subject to stockholder approval, approved and adopted an amendment to the 2004 Plan to increase the maximum number of shares reserved for issuance under the 2004 Plan by 350,000 to 4,350,000. As of September 23, 2007 there were approximately 535,000 shares remaining available for issuance under the 2004 Plan.  The Board of Directors, upon the recommendation of the Compensation Committee, has determined that additional shares need to be available for grants under the 2004 Plan.  Prior to the Annual Meeting, the Board intends to authorize, subject to shareholder approval, an additional 1,650,000 share increase in the number of shares available for issuance under the Plan from 4,350,000 to 6,000,000.  These additional shares shall be awarded to help attract, retain and reward key employees.  This proposal relates to both the increase from 4,000,000 to 4,350,000 and the increase from 4,350,000 to 6,000,000.

Plan Summary

A general description of the basic features of the 2004 Plan follows, but such description is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which may be obtained without charge upon written request to the Company’s Secretary.

Shares Available for Issuance

Prior to these proposed increases, the maximum number of shares of our common stock that could be issued under the 2004 Plan was 4,000,000 shares.  The number of shares that may be granted pursuant to the 2004 Plan and the exercise prices of and number of shares subject to outstanding options and other awards will be proportionately adjusted, subject to any required action by the Board of Directors or shareholders and compliance with applicable securities laws, in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure involving our common stock.

Administration

The 2004 Plan is administered by the Compensation Committee of our Board of Directors. Each member of the Compensation Committee administering the 2004 Plan is (a) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (c) an “independent directors” within the meaning of the NASDAQ listing requirements. Throughout the remainder of this discussion of the 2004 Plan, the term “administrator” refers to the Compensation Committee.

The administrator has the full power and authority to (a) construe and interpret the 2004 Plan, and any agreement or document executed pursuant to the 2004 Plan; (b) prescribe, amend and rescind rules and regulations relating to the 2004 Plan; (c) select persons to receive awards; (d) determine the form and terms of awards; (e) determine the number of shares or other consideration subject to awards; (f) determine the vesting, exercisability, and payment of awards; and (g) make all other determinations necessary or advisable for the administration of the 2004 Plan.

Eligibility

Participation in the 2004 Plan is limited to employees, officers, non-employee directors, consultants, independent contractors, and advisors of the Company or of a participating subsidiary or affiliate.  A subsidiary or affiliate of the company may participate in the 2004 Plan, subject to approval by the Board of Directors.

Types of Awards

The administrator is authorized to award incentive stock options (“ISOs”) within the meaning of Code Section 422, non-qualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock units (“RSUs”), performance grants, stock bonuses and any other type of Award the administrator deems consistent with the purposes of the 2004 Plan.  The administrator will set forth the terms and conditions of each award in an award agreement entered into between the Company and the participant.

Stock Options

Each Stock Option will entitle the holder to acquire our Common Stock on the terms and conditions specified in the Award Agreement.  The administrator will determine the number of shares and other terms of each grant, including the type of option, any vesting conditions, and the effect of termination of employment.  Options may be ISOs or NSOs; however, ISO’s may only be granted to employees.  Although the 2004 Plan provides that the exercise price of an option may not be less than 85% of the fair market value of a share of our Common Stock at the time of grant, in order to comply with section 409A of the Code, the option exercise price will equal or exceed fair market value of the underlying stock on the grant date.  The exercise price may be paid to the Company in cash or with shares of our Common Stock (valued at the fair market value of such shares) or a combination thereof.  Under the terms of the 2004 Plan, Options may remain outstanding for no more than ten years.  The maximum number of options that may be granted to any participant during any calendar year shall be limited to 500,000 shares.

Stock Appreciation Rights

SARs entitle the holder to receive, upon exercise of the SAR, cash or, at the election of the administrator, shares of our Common Stock or a combination thereof, in an amount equal to the difference between the SAR exercise price and the fair market value of the shares of our Common Stock subject to the SAR.  SARs may be granted under the Plan on a freestanding basis or in tandem with other awards.  The exercise price of SARs may not be less than 100% of the fair market value of our common stock on the date of grant.  SARs will not be exercisable until at least six months following the date of grant, except in the case of the death or disability of the participant.  SARs may remain outstanding for no more than ten years.  As of the Record Date the Company has not granted any SARs.

Restricted Stock Units

RSUs consists of shares of our Common Stock which are sold to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant.  Restrictions could include, but are not limited to, performance criteria, continuous service with us, and the passage of time or other restrictions.  In the case of a 10% shareholder, restricted stock will only be issued at fair market value.

Performance Grants

Performance Grants entitle Participants to receive an amount, subject to the terms and conditions of the 2004 Plan and other terms and conditions specified by the administrator.  Performance grant awards are earned over a performance period determined by the administrator at the time of the award.  There may be more than one performance award in existence at any one time, and the performance periods may differ or overlap.  Further, performance grants can be awarded separately or in tandem with other awards.  At the time a performance grant is awarded, the administrator will establish minimum and maximum performance goals to be attained over the performance period.  Any performance criteria may be used to measure our performance as a whole or the performance of any of our subsidiaries, affiliates or business units. The portion of the performance award earned by the participant will be determined by the administrator, based on the degree to which the performance goals are achieved.  No performance grants will be earned by the participant unless the minimum performance goals are met.  As of the Record Date the Company has not granted any performance grants.

Stock Bonuses

A stock bonus award also entitles a participant to receive an award of shares of our common stock based upon the attainment of performance goals, on terms and conditions specified in the award.  The number of shares awarded and the time and form  of payment will be determined by the administrator.  Any performance criteria may be adjusted to include or exclude extraordinary items. As of the Record Date the Company has not granted any stock bonuses.

Amendment of the 2004 Plan

The Board may amend or suspend the 2004 Plan in whole or in part at any time and from time to time, but any such change will not become effective until approved by the Company’s stockholders if such approval is required to comply with applicable laws, rules or regulations.  No amendment to the 2004 Plan shall adversely affect in a material manner any Participant’s right with respect to any outstanding Award granted without such Participant’s written consent.

Termination of the 2004 Plan

Subject to earlier termination by our Board of Directors, the 2004 Plan will terminate on February 5, 2014.  Termination of the 2004 Plan will not in any manner impair or adversely affect any award outstanding at the time of termination.

Change in Control

Awards may provide that, upon a change in control, all or a portion of the award will become immediately vested and exercisable, that restrictions relating the award shall lapse, or that the awards shall become immediately payable.

Termination of Options

Upon the termination of a participant’s employment or other service with us, the participant will have three months to exercise options to the extent exercisable as of the date of termination, except where such termination is for “cause” as defined in the 2004 Plan, in which event the option will expire immediately.  However, if the termination is due to the participant’s death or disability, then the participant or the participant’s estate or legal representative shall have the right to exercise any vested options for twelve months after such death or disability.  The administrator, in its discretion, may delay the termination of such an option, but only for up to the earlier of (a) five years from such termination or (b) the option’s original expiration date.

Federal Income Tax Consequences

The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to us and participants under the 2004 Plan.  Federal tax laws may change and the federal, state and local tax consequences for any such participant will depend upon his, her or its individual circumstances.  Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2004 Plan.

ISOs

In general, neither the grant nor exercise of an incentive stock option will cause the recognition of ordinary income by the participant, provided the participant does not dispose of the underlying shares within two years from the date of the grant of the option or within one year after the exercise of the option.  However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be treated as an item includable in the tax base upon which “alternative minimum tax” may be imposed.  In general, neither the grant nor the exercise of an incentive stock option will produce a tax deduction for the Company.

If the participant disposes of shares purchased pursuant to the exercise of an incentive stock option after the expiration of two years from the date of the grant of the option and after one year from the date of exercise, the gain or loss on the sale, based upon the difference between the amount realized and the exercise price, will constitute long-term capital gain or loss.  If the shares purchased by a participant pursuant to the exercise of an incentive stock option are sold at a gain prior to the expiration of either of such periods, so much of the gain as does not exceed the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the date of sale will be taxable as ordinary income to the participant; and a tax deduction will be allowable to the Company in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under section 162(m) of the Code.

NSOs

The grant of a nonqualified option will not cause the participant to recognize ordinary income or entitle the Company to a deduction for federal income tax purposes.  Upon exercise of a nonqualified option, the Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the shares purchased by the participant, and the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under section 162(m) of the Code.  If restrictions regarding forfeiture and transferability apply to the shares upon exercise, the time of recognition of ordinary income and the amount thereof, and the availability of a tax deduction to the Company, generally will be determined when such restrictions cease to apply.

SARs

The grant of an SAR will not cause the participant to recognize ordinary income or entitle the Company to a deduction for federal income tax purposes.  Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or value of shares payable to the participant (before reduction for any withholding taxes), and the Company will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under section 162(m) of the Code.

Stock and Stock Unit Awards

The federal income tax consequences with respect to restricted stock, restricted stock units, performance shares and performance stock units, bonus stock, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the stock or units.  In general, if the stock or units are granted to the participant but are subject to a “substantial risk of forfeiture” (e.g., rights to ownership of the stock or units are conditioned upon the future performance of substantial services by the participant) and are nontransferable, a taxable event occurs when the risk of forfeiture ceases or the stock or units become transferable, whichever first occurs.  At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock or units on such date over the participant’s cost for such stock or units (if any), and the same amount is deductible by the Company, assuming that a deduction is allowed under section 162(m) of the Code.  Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to stock or units that are subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and the Company’s deduction will be measured and timed as of the grant date of the stock or units.  If the stock or units granted to the participant are not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the stock or units to the extent of the excess of the fair market value of the stock or units at the time of grant over the participant’s cost, if any; and the same amount is deductible by the Company, assuming that a deduction is allowed under section 162(m) of the Code.  If a stock or stock unit award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any; and the same amount is then deductible by the Company.

           Section 162(m) of the Code

Pursuant to section 162(m) of the Code, the annual compensation paid to an individual who, on the last day of the taxable year, was the Chief Executive Officer or among the three other highest compensated executive officers whose compensation is reported in the Summary Compensation Table, may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based" under section 162(m) of the Code.  The 2004 Plan has been designed to permit the administrator to grant awards that qualify as “performance-based” for purposes of satisfying the conditions of section 162(m) of the Code.

           Section 409A of the Code

This summary assumes that all awards under the 2004 Plan are exempt from  section 409A of the Code.  However, if the 2004 Plan is subject to and fails to satisfy the requirements of section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, prior to when the compensation is actually or constructively received, plus an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest.

The Company will review the 2004 Plan in light of the final regulations issued by the Internal Revenue Service and the Treasury under section 409A of the Code and amend the 2004 Plan as necessary to comply with section 409A.  The purpose of any additional amendments shall solely be to ensure that all awards under the 2004 Plan are exempt from, or comply with, section 409A of the Code.  Accordingly, any such amendments will not entitle participants to additional benefits under the 2004.

Registration and Effect of Stock Issuance

We filed Registration Statement on Form S-8 registering, among other plans, the 2004 Plan.  The shares of our common stock issued under the 2004 Plan are eligible for resale in the public market.

The issuance of shares of our common stock under the 2004 Plan will dilute the voting power of our shareholders.

New Plan Benefits and Equity Compensation Plan

    The amount, if any, of equity compensation to be awarded to officers, directors, employees and important consultants is determined from time to time by the compensation committee and approved by the Board of Directors and is not presently determinable.

Information regarding equity awards to the Company’s executive officers and directors in 2007 and options held by such officers and directors as of  March 31, 2007, is provided under the “Outstanding Equity Awards at Fiscal Year-End Table” following the Compensation Discussion and Analysis.

Vote Required

The affirmative vote of the holders of a majority of the shares of our Voting Stock cast at the Annual Meeting on this Proposal Number 2 will be required to approve an increase~~.~~ in the number of shares reserved for issuance under the 2004 Plan.

Recommendation of Our Board of Directors

Our Board of Directors recommends that you vote FOR the approval of an increase in the number of shares reserved for issuance under the 2004 Plan from 4,000,000 shares to 6,000,000 shares.

PROPOSAL NUMBER 3

ADOPT AN AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF
AUTHORIZED SHARES OF OUR COMMON STOCK

The Board of Directors unanimously adopted, subject to shareholder approval, a resolution recommending that the Company’s Restated Certificate of Incorporation (the “Certificate”) be amended to increase the number of shares of authorized Common Stock of the Company to 150,000,000 shares from 80,000,000 shares. Such increase in the number of authorized shares of Common Stock would become effective by restating Article Fourth (A)(1)(1) of the Certificate to read as follows:

“The Corporation is authorized to issue two classes of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of capital stock that the Corporation is authorized to issue is one hundred ninety-eight million (198,000,000) shares. The total number of shares of Common Stock that the Corporation is authorized to issue is one hundred fifty million (150,000,000) shares, par value $0.001 (the "Common Stock"). The total number of shares of Preferred Stock that the Corporation is authorized to issue is forty eight million (48,000,000) shares, par value $0.001, thirty-nine million three hundred thousand (39,300,000) of which are designated as "Series A Preferred Stock", four million two hundred thousand (4,200,000) of which are designated as "Series A-1 Preferred Stock", two million six hundred thousand (2,600,000) of which are designated as "Series A-2 Preferred Stock", seven million two hundred thousand (7,200,000) of which are designated as "Series A-3 Preferred Stock", nine million (9,000,000) of which are designated as "Series A-4 Preferred Stock" and eight million (8,000,000) of which are designated as "Series A-5 Preferred Stock", three million (3,000,000) of which are designated as “Series A-6 Preferred Stock”,  four million five hundred thousand (4,500,000) of which are designated as “Series A-7 Preferred Stock”, and eight hundred thousand (800,000) of which are designated as "Series A-8 Preferred Stock" (the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, and Series A-8 Preferred Stock, collectively, the "Series A Preferred Stock").”

Please See Proposal Number 4 below regarding the proposed amendment to our Certificate of Incorporation increasing the number of authorized Preferred Stock from 40,000,000 to 48,000,000 and to authorize the designation of such addition 8,000,000 shares of Preferred Stock as “blank check” Preferred Stock, thereby increasing the blank check” Preferred Stock from 700,000 shares to 8,700,000 shares.

The increase in authorized shares of Common Stock is recommended by the Board of Directors to provide sufficient reserve of such shares for the present and future needs of the Company. This increase could save the Company the expense and delay of having to hold a special shareholders’ meeting when a specific need arises. These shares of authorized Common Stock would be available for issuance in the future, from time to time, by action of the Board of

Directors without further shareholder approval, unless otherwise required by applicable law, the Marketplace Rules of The NASDAQ Stock Market or the terms of the shareholders' agreement between Pequot, Constellation, our company and others, and for such consideration as our Board of Directors may determine and as may be permitted by applicable law. Except in connection with employee benefit and equity incentive plans, the Company’s management has no arrangements, agreements, understandings or plans at the present time to issue additional shares of Common Stock for any purposes.

The additional shares of Common Stock would be identical to the shares of Common Stock now authorized and outstanding, and this proposal would not affect the rights of holders of Common Stock. Any issuances of additional shares of Common Stock, however, could adversely affect the existing holders of shares of Common Stock by diluting their ownership, voting power and earnings per share with respect to such shares. The holders of the Company’s Common Stock do not have pre-emptive rights to purchase any shares of authorized capital stock of the Company.

The proposed increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company, and the Company does not intend to use such additional shares for anti-takeover purposes. However, the availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. The Board of Directors is not currently aware of any attempt to take over or acquire the Company.

The Company presently is authorized to issue 80,000,000 shares of Common Stock. As of September 23, 2007, approximately 13,271,665 shares of Common Stock were issued and outstanding. Of the remaining authorized but unissued shares, approximately: (i) 70,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted under the 1993 Employee Stock Option Plan of the Company, (ii) 22,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted under the 1996 Stock Option Plan of the Company, (iii) 86,900 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted under the 1998 Stock Option Plan of the Company, (iv) 180,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted under the 2000 Long-Term Performance Plan of the Company, (v) 60,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted under the 2002 Long-Term Performance Plan of the Company, (vi) 3,930,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of stock options granted or to be granted after the date hereof under the 2004 Equity Incentive Plan of the Company (the stock options described in clauses (i) through (vi), collectively, the “Options”), (vii) 3,800,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-1 Preferred Stock, (viii) 2,415,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-2 Preferred Stock, (ix) 4,735,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-3 Preferred Stock, (x) 9,660,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-4 Preferred Stock, (xi) 3,790,000 shares of the authorized Common Stock have been reserved for issuance upon conversion of the Series A-5 Preferred Stock, (xii) 2,638,000 shares of the

Common Stock have been reserved for issuance upon conversion of the Series A-6 Preferred Stock, (xiii) 4,248,000 shares of the Common Stock have been reserved for issuance upon conversion of the Series A-7 Preferred Stock, (xiv) 2,974,000 shares of the Common Stock have been reserved for issuance upon conversion of the Series A-8 Preferred Stock (xv) 500,000 shares of the Common Stock have been reserved for issuance pursuant to the exercise of the Series A-1 Warrants, (xvi) 400,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-2 Warrants, (xvii) 769,232 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-3 Warrants, (xviii) 1,538,461 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-4 Warrants, (xix) 450,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-5 Warrants, (xx) 765,258 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-6 Warrants, (xxi) 1,251,044 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-7 Warrants, (xxii) 892,098 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of the Series A-8 Warrants,  (xxiii) 1,400,000 shares of the authorized Common Stock have been reserved for issuance pursuant to the exercise of warrants issued to Columbia Partners L.L.C., Investment Management, (xxiv) 426,823 shares of Series A-1 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-1 Preferred Stock, (xxv) 262,191 shares of Series A-2 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-2 Preferred Stock, (xxvi) 504,214 shares of Series A-3 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-3 Preferred Stock, (xxvii) 1,028,569 shares of Series A-4 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-4 Preferred Stock, (xxviii) 403,371 shares of Series A-5 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-5 Preferred Stock, (xxx) 316,228 shares of Series A-6 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-6 Preferred Stock, (xxxi) 515,430 shares of Series A-7 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-7 Preferred Stock, (xxxii) 91,886 shares of Series A-8 Preferred Stock have been reserved for issuance as dividends with respect to the Series A-8 Preferred Stock, (xxxiii) 1,000,000 shares reserved for issuance under the Company’s Associate Stock Purchase Plan.

Based upon the foregoing, the Company has approximately 15,000,000 shares remaining available for other purposes.

Shareholder Approval

    We are required, under New York State corporate law, to obtain approval from our shareholders to amend our Restated Certificate of Incorporation. We are required under the Business Corporation Law of New York State to obtain the affirmative approval of at least a majority of all outstanding shares entitled to vote on such matter.

    This amendment, if approved by our shareholders would become effective by filing an amendment to the Restated Certificate of Incorporation with the New York Secretary of State which we anticipate filing as soon as reasonably practicable after the Annual Meeting.

Interest of Our Management in the Proposal

None of our directors nor executive officers has any direct financial or other personal interest in the authorization of the amendments to our Certificate of Incorporation described in this proposal.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR approval of an amendment to our Certificate of Incorporation increasing the number of authorized common shares from 80,000,000 shares to 150,000,000 shares.

PROPOSAL NUMBER 4

ADOPT AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
INCREASING THE NUMBER OF AUTHORIZED PREFERRED STOCK SO AS TO
INCREASE THE SERIES OF “BLANK CHECK” PREFERRED STOCK

On May 20, 2004 our shareholders approved an amendment to our Certificate of Incorporation to authorize us to issue up to 6,000,000 shares of Preferred Stock, in one or more series with each series having such rights and preferences as our board may determine when authorizing such series. This type of class of securities is commonly referred to as "blank check" serial Preferred Stock. On June 23, 2005, our shareholders approved an amendment to our Certificate of Incorporation increasing the series of "blank check" Preferred Stock from 6,000,000 shares to 9,000,000 shares.

Since June 23, 2005, the Company has issued 8,300,000 shares of its blank check Preferred Stock in connection with the issuance of the Series A-6 Preferred Stock, Series A-7 Preferred Stock and Series A-8 Preferred Stock.  As of the date of this Proxy, the Company has 700,000 shares of unissued blank check Preferred Stock.

Under this Proposal Number 4, we are asking our shareholders to adopt an amendment to our Certificate of Incorporation increasing the number of authorized Preferred Stock from 40,000,000 shares to 48,000,000 shares and to authorize the designation of such addition 8,000,000 shares of Preferred Stock as “blank check” Preferred Stock, thereby increasing the “blank check” Preferred Stock from 700,000 shares to 8,700,000 shares.

In order to increase the "blank check" Preferred Stock from 700,000 shares to 8,700,000 shares, our Certificate of Incorporation must be amended to increase the number of authorized Preferred Stock from 40,000,000 shares to 48,000,000 shares and to designate such additional 8,000,000 shares of Preferred Stock as blank check Preferred Stock.

Such increase in the number of authorized shares of Preferred Stock and the designation of such Preferred Stock as blank check Preferred Stock would become effective by:

(1) restating Article Fourth (A)(1)(1) of the Certificate to read as follows:

“The Corporation is authorized to issue two classes of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of capital stock that the Corporation is authorized to issue is one hundred ninety-eight million (198,000,000) shares. The total number of shares of Common Stock that the Corporation is authorized to issue is one hundred fifty million (150,000,000) shares, par value $0.001 (the "Common Stock"). The total number of shares of Preferred Stock that the Corporation is authorized to issue is forty eight million (48,000,000) shares, par value $0.001, thirty-nine million three hundred thousand (39,300,000) of which are designated as "Series A Preferred Stock", four million two hundred thousand (4,200,000) of which are designated as "Series A-1 Preferred Stock", two million six hundred thousand (2,600,000) of which are designated as "Series A-2 Preferred Stock", seven million two hundred thousand (7,200,000) of which are designated as "Series A-3 Preferred Stock", nine million (9,000,000) of which are designated as "Series A-4 Preferred Stock" and eight million

(8,000,000) of which are designated as "Series A-5 Preferred Stock", three million (3,000,000) of which are designated as “Series A-6 Preferred Stock”,  four million five hundred thousand (4,500,000) of which are designated as “Series A-7 Preferred Stock”, and eight hundred thousand (800,000) of which are designated as "Series A-8 Preferred Stock" (the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, and Series A-8 Preferred Stock, collectively, the "Series A Preferred Stock").”

and, (2)  by restating Article Fourth (A)(1)(b) to read as follows:

“The Board of Directors is authorized to divide the eight million seven hundred thousand (8,700,000) shares of Preferred Stock that are not designated as Series A Preferred Stock from time to time into one or more series, and to determine or change by resolution for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations or restrictions for the shares of such series. The resolution or resolutions of the Board of Directors providing for the division of such Preferred Stock into series may include the following provisions:

(1)           The distinctive designation of each series and the maximum number of shares of each such series which may be issued, which number may be increased (except where otherwise provided by the Board of Directors in creating the series) or decreased (but not below the number of shares of the series then outstanding) from time to time by action of the Board of Directors;

(2)           Whether the holders of the shares of each such series are entitled to vote and, if so, the matters on which they are entitled to vote, the number of votes to which the holder of each such share is entitled, and whether the shares of such series are to be voted separately or together with shares of other series;

(3)           The dividends to which holders of shares of each such series will be entitled; any restrictions, conditions or limitations upon the payment of those dividends; whether the dividends will be cumulative and, if cumulative, the date or dates from which the dividends will be cumulative;

(4)           Whether the shares of one or more of such series will be subject to redemption and, if so, whether redemption will be mandatory or optional and if optional, at whose option, the manner of selecting shares for redemption, the redemption price and the manner of redemption;

(5)           The amount payable on shares of each such series if there is a liquidation, dissolution or winding up of the Corporation which amount may vary at different dates and depending upon whether the liquidation, dissolution or winding up is voluntary or involuntary;

(6)           The obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of each such series;

(7)           Whether the shares of one or more of such series will be convertible into, or exchangeable for, any other types or securities, either at the option of the holder or of the Corporation and, if so, the terms of the conversions or exchanges;

(8)           Any other provisions regarding the powers preferences and rights, and the qualifications, limitations or restrictions, for each such series which are not inconsistent with applicable law.

All shares of such series of Preferred Stock will be identical with each other in all respects, except that shares of any one such series issued at different times may differ as to the dates from which dividends on those shares, if cumulative, shall cumulate.”

The increase in authorized shares of blank check Preferred Stock is recommended by the Board of Directors to provide sufficient reserve of such shares for the present and future needs of the Company. The Board of Directors believes that the increase in serial Preferred Stock is desirable to maintain the Company’s flexibility in choosing how to pay for acquisitions and other corporate actions such as equity offerings to raise capital and adoption of additional benefit plans. This increase could save the Company the expense and delay of having to hold a special stockholders’ meeting when a specific need arises.  Our Board of Directors will, subject to its fiduciary duties, determine the terms of any such issuance of serial preferred stock.

The blank check Preferred Stock allows our Board of Directors to exercise its discretion in establishing the terms of such blank check Preferred Stock.  In the exercise of such discretion, our board may determine the voting rights, if any, of the series of blank check Preferred Stock being issued, which could include the right to vote separately or as a single class with our Common Stock and/or other series of serial Preferred Stock, to have more or less voting power per share than that possessed by our Common Stock or other series of serial Preferred Stock, and to vote on certain specified matters presented to our shareholders or on all of such matters or upon the occurrence of any specified event or condition.  On our liquidation, dissolution or winding up, the holders of serial Preferred Stock may be entitled to receive preferential cash distributions fixed by our board when creating the particular series of Preferred Stock before the holders of our Common Stock are entitled to receive anything.  Serial Preferred Stock authorized by our board could be redeemable or convertible into shares of any other class or series of our capital stock.

If this Proposal Number 4 is approved, all or any of the authorized shares of serial Preferred Stock may be issued without further shareholder action (unless such approval is required by applicable law or the Marketplace Rules of the NASDAQ Stock Market) and without first offering those shares to our shareholders for subscription (other than preemptive rights granted to the holders of Series A Preferred Stock).  The issuance of shares otherwise than on a pro-rata basis to all shareholders would reduce the proportionate equity interest in our Company of each of our shareholders.

The overall effect of the increase of the serial Preferred Stock may be to render more difficult or to dissuade a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities and the removal of incumbent management.  This would be true even if the given transaction is more favorable to our non-management shareholders.

The increase of serial Preferred Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present shareholders.  However, to the extent that shares of our serial Preferred Stock having voting rights are subsequently issued, such issuance could have a substantial dilutive effect on our current shareholders.

We currently do not have any plans, proposals or arrangements to issue any shares of our serial Preferred Stock, nor do we currently have any plans, proposals or arrangements to designate any series or class of serial Preferred Stock.

Shareholder Approval

We are required, under New York State corporate law, to obtain approval from our shareholders to amend our Restated Certificate of Incorporation by obtaining the affirmative approval of at least a majority of all outstanding shares entitled to vote on such matter, and in addition, pursuant to our Certificate of Incorporation, in order to amend the preferences, special rights or other powers of the Series A Preferred Stock, a majority of the then outstanding shares of Series A Preferred Stock must consent to such amendment.

This amendment, if approved by our shareholders would become effective by filing an amendment to the Restated Certificate of Incorporation with the New York Secretary of State which we anticipate filing as soon as reasonably practicable after the Annual Meeting.

Interest of Our Management in the Proposal

None of our directors nor executive officers has any direct financial or other personal interest in the authorization of the amendments to our certificate of incorporation described in this proposal.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR approval of an amendment to our Certificate of Incorporation increasing the number of authorized shares of Preferred Stock from 40,000,000 shares to 48,000,000 shares and the designation of such additional 8,000,000 shares of Preferred Stock as “blank check” Preferred Stock.

PROPOSAL NUMBER 5
RATIFICATION OF INDEPENDENT ACCOUNTANTS

Goldstein Golub Kessler LLP (“Goldstein Golub Kessler”) has served as our principal accountants since March 29, 1999 and has been responsible for the audit of our financial statements since the fiscal year ended March 31, 1999. Our Board of Directors has approved the selection of Goldstein Golub Kessler to audit our financial statements for the year ending March 31, 2008, and seeks shareholder ratification of such appointment. We have no disagreements with Goldstein Golub Kessler on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure that if not satisfactorily resolved would have caused Goldstein Golub Kessler to make reference to such matter in its report. None of their reports have contained an adverse opinion, or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. We anticipate that a representative of Goldstein Golub Kessler will be present at the Annual Meeting, and will have an opportunity to make a statement if he/she so chooses and will be available to respond to appropriate questions from shareholders.

Shareholder Approval

The affirmative vote of the holders of a majority of the shares of our Voting Stock cast at the Annual Meeting on this Proposal Number 5 will be required to approve the ratification of the independent accountants.

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote FOR the ratification of the appointment of Goldstein Golub Kessler as the independent registered public accounting firm for fiscal year 2008.

Principal Accounting Fees and Services

Through September 30, 2005, Goldstein Golub Kessler had a continuing relationship with American Express Tax and Business Services Inc. ("TBS") from which it leased auditing staff who were full time, permanent employees of TBS and through which its partners provided non-audit services. Subsequent to September 30, 2005 this relationship ceased and Goldstein Golub Kessler established a similar relationship with RSM McGladrey, Inc. Goldstein Golub Kessler has no full time employees, and, therefore, none of the audit services performed were provided by permanent, full-time employees of Goldstein Golub Kessler. Goldstein Golub Kessler manages and supervises the audit and audit staff and is exclusively responsible for the opinion rendered in connection with its examination.

The following table sets forth the fees billed by our independent accountants for each of our last two fiscal years for the categories of services indicated.

	2007	2006

Audit fees(1)	$320,000	$300,000
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	3,003	68,200

(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table. The services provided by our accountants within this category consisted of advice relating to SEC matters and employee benefit matters.

(3)	Consists of professional services rendered by a company aligned with our principal accountant for tax compliance, tax advice and tax planning.
(4)	The services provided by our accountants within this category consisted of advice and other services relating to our transaction with the Pequot entities and other matters.

Such fees have been pre-approved by our Audit Committee.

Audit Committee Pre-Approval Policy

In addition to retaining Goldstein Golub Kessler to audit our consolidated financial statements for the years ended March 31, 2007 and 2006, we retained Goldstein Golub Kessler to provide other auditing and advisory services to us in our 2007 and 2006 fiscal years. We understand the need for Goldstein Golub Kessler to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Goldstein Golub Kessler, our Audit Committee has restricted the non-audit services that Goldstein Golub Kessler may provide to us primarily to tax services and merger and acquisition due diligence and audit services, and has determined that we would obtain even these non-audit services from Goldstein Golub Kessler only when the services offered by Goldstein Golub Kessler are more effective or economical than services available from other service providers.

The Audit Committee also has adopted policies and procedures for pre-approving all non-audit work performed by Goldstein Golub Kessler and any other accounting firms we may retain. Specifically, the Audit Committee has pre-approved the use of Goldstein Golub Kessler for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that we request Goldstein Golub Kessler to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, the Audit Committee has also set a specific annual limit on the amount of such services which we would obtain from Goldstein Golub Kessler, and has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the Audit Committee for all engagements.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if a shareholder wants to submit a proposal for inclusion in our proxy materials for the next annual meeting of shareholders, it must be received at 1200 High Ridge Road, Connecticut 06905, attention: Secretary, not later than [  ].  To avoid controversy, shareholders should submit proposals by means that permit them to prove the date of delivery.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

If a shareholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act the SEC rules permit management to vote proxies in its discretion if we:

•
receive notice of the proposal before the close of business on [   ]  and advise shareholders in our proxy statement for next year’s annual meeting about the nature of the matter and how our management intends to vote on such matter, or

•	do not receive notice of the proposal prior to the close of business on [ ].

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

As permitted by applicable law, only one copy of this Proxy Statement and annual report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement or the Company’s annual report.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and/or the Company’s Annual Report to any shareholder residing at an address to which only one copy of either such document was mailed.  Requests for additional copies should be directed to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905 or by telephone at (203) 975-3700.

Shareholders who share an address can request the delivery of separate copies of future Proxy Statements or the Company’s Annual Report upon written request which should be directed to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905 or by telephone at (203) 975-3700.

Shareholders who share an address can request the delivery of a single copy of this Proxy Statement or a single copy of the Company’s Annual Report upon written request. Such request should be directed to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905 or by telephone at (203)975-3700.

AVAILABLE INFORMATION

This Proxy Statement is being mailed to our shareholders together with a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.  Additional copies of the Form 10-K, as well as copies of our other periodic reports filed under the Securities Exchange Act of 1934, as amended, may be obtained without charge upon written request to our Secretary, at 1200 High Ridge Road, Stamford, Connecticut 06905.

By Order of the Board of Directors,

J.W. Braukman III Chief Financial Officer and Secretary

Stamford, Connecticut
October [     ], 2007

MTM TECHNOLOGIES INC.

This proxy is being solicited on behalf of the Board of Directors of the Corporation.  The Board of Directors recommends a vote FOR each of named director-nominees, and FOR Proposals Numbered 2 through 5.

The undersigned hereby appoints J.W. Braukman III, and Steven Stringer, or any one of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in MTM Technologies, Inc., a New York corporation (the “Corporation”), at the 2007 Annual Meeting of Shareholders of the Corporation, scheduled to be held on November 20, 2007, and any adjournments or postponements thereof, as follows:

1.           Election of the following nominees to the Board of Directors of the Corporation:
*           Gerald A. Poch,
*           Arnold J. Wasserman,
*           Richard R. Heitzmann,
*           William Lerner,
*           Alvin E. Nashman, and
*           Thomas Wasserman

[    ]         FOR the nominees listed above
[    ]         WITHHOLD authority to vote for all nominees
[    ]         Withhold authority to vote for the following individual nominees:

[Print Name(s)]

2.           Approval of an increase in the number of shares reserved for issuance under the Company’s 2004 Equity Incentive Plan from 4,000,000 shares to 6,000,000 shares:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.           Adoption of an amendment to our Certificate of Incorporation increasing the number of authorized shares of common stock from 80,000,000 shares to 150,000,000 shares:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.           Adoption of an amendment to our Certificate of Incorporation increasing the number of authorized shares of Preferred Stock from 40,000,000 shares to 48,000,000 shares and to designate such additional 8,000,000 shares of Preferred Stock as “blank check” Preferred Stock thereby increasing the number of shares of “blank check” Preferred Stock from 700,000 shares to 8,700,000 shares:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

5.           Ratification of the appointment of Goldstein Golub Kessler LLP, as the Company’s independent registered public accounting firm for the 2008 fiscal year:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

6.           Upon such other business as may properly come before the meeting or any adjournment thereof:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.  IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR  THE ABOVE-LISTED DIRECTOR-NOMINEES AND FOR PROPOSAL NUMBER 2, 3, 4, AND 5, AS SET FORTH ON THE REVERSE HEREOF.  RECEIPT OF THE CORPORATION’S PROXY STATEMENT, DATED [      ], 2007, IS HEREBY ACKNOWLEDGED.

Dated:_____, 2007
[L.S]

[L.S]

(Note: Please sign exactly as your name appears hereon.  Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such.  If signer is a corporation, execute in full corporate name by authorized officer.  If shares are held in the name of two or more persons, all should sign.)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN ACCOMPANYING ENVELOPE.